EXHIBIT 10.19

The Savings Bank of Utica

Incentive Savings Plan

(As Amended And Restated Effective January 1, 1999, Including Provisions

Effective Retroactive to January 1, 1997)

Table Of Contents		i

Introduction		1

Article I — Definitions		3

Article II — Eligibility and Participation		13
2.1	Eligibility	13
2.2	Ineligible Employees	13
2.3	Participation	13
2.4	Termination of Participation	14
2.5	Eligibility upon Reemployment	14

Article III — Contributions and Limitations on Contributions		16
3.1	Before-Tax Contributions	16
3.2	Limitation on Before-Tax Contributions	16
3.3	Changes in Before-Tax Contributions	18
3.4	Matching Contributions	19
3.5	Special Contributions	20
3.6	Post-Tax Contributions	20
3.7	Changes in Post-Tax Contributions	21
3.8	Limitation on Matching Contributions and Post-Tax Contributions	21
3.9	Aggregate Limit; Multiple Use of Alternative Limitation	23
3.10	Interest on Excess Contributions	24
3.11	Payment of Contributions	25
3.12	Rollover Contributions	25
3.13	Section 415 Limits on Contributions	26

Article IV — Vesting and Forfeitures		31
4.1	Vesting	31
4.2	Forfeitures	32
4.3	Vesting upon Reemployment	33

Article V — Trust Fund and Investment Accounts		34
5.1	Trust Fund	34
5.2	Interim Investments	34
5.3	Account Values	34

Article VI — Investment Directions, Changes of Investment Directions and Transfers Between Investment Accounts		36
6.1	Investment Directions	36
6.2	Change of Investment Directions	36
6.3	Transfers Between Investment Accounts	36
6.4	Employees Other than Participants	36

709	I	The Savings Bank of Utica

Article VII — Payment of Benefits		38
7.1	General	38
7.2	Non-Hardship Withdrawals	38
7.3	Hardship Distributions	39
7.4	Distribution of Benefits Following Retirement Or Termination of Service	42
7.5	Payments upon Retirement or Disability	42
7.6	Payments upon Termination of Service for Reasons Other Than Retirement or Disability	44
7.7	Payments Upon Death :	45
7.8	Direct Rollover of Eligible Rollover Distributions	47
7.9	Commencement of Benefits	48

Article VIII — Loans to Participants		50
8.1	Definitions and Conditions	50
8.2	Loan Amount	50
8.3	Term of Loan	50
8.4	Operational Provisions	51
8.5	Repayments	52
8.6	Default	53
8.7	Coordination of Outstanding Account and Payment of Benefits	53

Article IX — Administration		55
9.1	General Administration of the Plan	55
9.2	Designation of Named Fiduciaries	55
9.3	Responsibilities of Fiduciaries	55
9.4	Plan Administrator	56
9.5	Committee	56
9.6	Powers and Duties of the Committee	57
9.7	Certification of Information	58
9.8	Authorization of Benefit Payments	58
9.9	Payment of Benefits to Legal Custodian	58
9.10	Service in More Than One Fiduciary Capacity	59
9.11	Payment of Expenses	59

Article X — Benefit Claims Procedure		60
10.1	Definition	60
10.2	Claims	60
10.3	Disposition of Claim	60
10.4	Denial of Claim	60
10.5	Inaction by Plan Administrator	61
10.6	Right to Full and Fair Review	61
10.7	Time of Review	61
10.8	Final Decision	61

Article XI — Amendment, Termination, and Withdrawal		62
11.1	Amendment and Termination	62
11.2	Withdrawal from the Trust Fund	62

709	II	The Savings Bank of Utica

Article XII — Top-Heavy Plan Provisions		63
12.1	Introduction	63
12.2	Definitions	63
12.3	Minimum Contributions	67
12.4	Impact on Section 415 Maximum Benefits	68
12.5	Vesting	69

Article XIII — Miscellaneous Provisions		70
13.1	No Right to Continued Employment	70
13.2	Merger, Consolidation, or Transfer	70
13.3	Nonalienation of Benefits	70
13.4	Missing Payee	70
13.5	Affiliated Employers	71
13.6	Successor Employer	71
13.7	Return of Employer Contributions	71
13.8	Construction of Language	71
13.9	Headings	72
13.10	Governing Law	72

709	III	The Savings Bank of Utica

Introduction

INTRODUCTION

Effective as of January 1, 1983, the Savings Bank of Utica (“Employer”) adopted The Savings Bank of Utica Incentive Savings Plan (“Prior Plan”).

Effective as of January 1, 1999, the Employer adopted resolutions wherein RSGroup Trust Company was named successor trustee and the Trust Agreement between the Employer and RTC (“Trust Agreement”) was adopted.

Effective as of January 1, 1999, the Prior Plan was amended and restated in its entirety. The amended and restated plan became known as The Savings Bank of Utica Incentive Savings Plan as Amended and Restated effective January 1, 1999 (“1999 Plan”).

Effective as of January 1, 1999, the 1999 Plan is amended and restated in its entirety. The Plan as amended and restated, supersedes the version of the 1999 Plan adopted on September 22, 1999. The amended and restated Plan shall be known as The Savings Bank of Utica Incentive Savings Plan as Amended and Restated effective January 1, 1999 Including Provisions Effective Retroactive to January 1, 1997 (“Plan”) shall contain the terms and conditions set forth herein, and shall in all respects be subject to the provisions of the Trust Agreement which are incorporated herein and made a part hereof.. The Plan as amended and restated hereunder is generally effective January 1, 1999, the Restatement Date. However, certain provisions are effective on the earlier dates indicated within the Plan. These earlier, retroactive, provisions comply with all Internal Revenue Service legislation and regulations issued to date addressing tax-qualified plans, including the Uniform Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Restructuring and Reform Act of 1998 (commonly referred to as GUST II).

The Plan as amended and restated hereunder incorporates a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (“Code”).

The Plan shall constitute a profit-sharing plan within the meaning of Section 401(a) of the Code, without regard to current or accumulated profits of the Employer, as provided in Section 401(a)(27) of the Code.

Subject to any amendments that may subsequently be adopted by the Employer prior to his Termination of Service, the provisions set forth in this Plan shall apply to an Employee who is in the employment of the Employer on or after January 1, 1999. Except to the extent specifically required to the contrary under the terms of this Plan, for terminations of employment prior to January 1, 1999, the rights and benefits of a former participant shall be determined in accordance with the provisions of the Prior Plan as in effect on the date of the former participant’s termination of employment.

709	1	The Savings Bank of Utica

Introduction

The Employer has herein restated the Plan with the intention that (a) the Plan shall at all times be qualified under Section 401(a) of the Code, (b) the Trust Agreement shall be tax-exempt under Section 501(a) of the Code, and (c) Employer contributions under the Plan shall be tax deductible under Section 404 of the Code. The provisions of the Plan and the Trust Agreement shall be construed to effectuate such intentions.

709	2	The Savings Bank of Utica

Article I —

Definitions

ARTICLE I —

DEFINITIONS

The following words and phrases shall have the meanings hereinafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.

1.1	Accounts means the Before-Tax Contribution Account (including Special Contributions, if any), Matching Contribution Account, Post-Tax Contribution Account, and Rollover Contribution Account established under the Plan on behalf of an Employee.

1.2	Actual Contribution Percentage means the ratio (expressed as a percentage) of the sum of Matching Contributions and Post-Tax Contributions under the Plan which are made on behalf of an Eligible Employee for the Plan Year to such Eligible Employee’s compensation (as defined under Section 414(s) of the Code) for the Plan Year. An Eligible Employee’s compensation hereunder shall include compensation receivable from the Employer for that portion of the Plan Year during which the Employee is an Eligible Employee, up to a maximum of one hundred sixty thousand dollars ($160,000) for the 1997, 1998 and 1999 Plan Years and one hundred seventy thousand dollars ($170,000) for the 2000 and 2001 Plan Years, adjusted in multiples of ten thousand dollars ($10,000) for increases in the cost-of-living, as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

1.3	Actual Deferral Percentage means the ratio (expressed as a percentage) of the sum of Before-Tax Contributions, and those Qualified Nonelective Contributions taken into account under the Plan for the purpose of determining the Actual Deferral Percentage, which are made on behalf of an Eligible Employee for the Plan Year to such Eligible Employee’s compensation (as defined under Section 414(s) of the Code) for the Plan Year. An Eligible Employee’s compensation hereunder shall include compensation receivable from the Employer for that portion of the Plan Year during which the Employee is an Eligible Employee, up to a maximum of one hundred sixty thousand dollars ($160,000) for the 1997, 1998 and 1999 Plan Years and one hundred seventy thousand dollars ($170,000) for the 2000 and 2001 Plan Years, adjusted in multiples of ten thousand dollars ($10,000) for increases in the cost-of-living, as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

1.4	Affiliated Employer means a member of an affiliated service group (as defined under Section 414(m) of the Code), a controlled group of corporations (as defined under Section 414(b) of the Code), a group of trades or businesses under common control (as defined under Section 414(c) of the Code) of which the Employer is a member, any leasing organization (as defined under Section 414(n) of the Code) providing the services of Leased Employees to the Employer, or any other group provided for under any and all Income Tax Regulations promulgated by the Secretary of the Treasury under Section 414(o) of the Code.

709	3	The Savings Bank of Utica

Article I —

Definitions

1.5	Affiliated Service means employment with an employer during the period that such employer is an Affiliated Employer.

1.6	Average Actual Contribution Percentage means the average of the Actual Contribution Percentages of (a) the group comprised of Eligible Employees who are Highly Compensated Employees or (b) the group comprised of Eligible Employees who are Non-Highly Compensated Employees, whichever is applicable.

1.7	Average Actual Deferral Percentage means the average of the Actual Deferral Percentages of (a) the group comprised of Eligible Employees who are Highly Compensated Employees or (b) the group comprised of Eligible Employees who are Non-Highly Compensated Employees, whichever is applicable.

1.8	Before-Tax Contribution Account means the separate, individual account established on behalf of a Participant to which Before-Tax Contributions and Special Contributions if any, and “elective deferrals” made under the Prior Plan, if any, made on his behalf are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

1.9	Before-Tax Contributions means the contributions of the Employer made in accordance with the Compensation Reduction Agreements of Participants pursuant to Section 3.1.

1.10	Beneficiary means any person who is receiving or is eligible to receive a benefit under Section 7.7 of the Plan upon the death of an Employee or former Employee.

1.11	Board means the board of trustees, directors or other governing body of the Sponsoring Employer.

1.12	Code means the Internal Revenue Code of 1986, as amended from time to time.

1.13	Committee means the person or persons appointed by the Employer in accordance with Section 9.2(b).

1.14	Compensation means an Employee’s wages, salary, fees and other amounts defined as compensation in Section 415(c)(3) of the Code and Income Tax Regulations Sections 1.415-2(d)(2) and (3), received for personal services actually rendered in the course of employment with the Employer for the calendar year, prior to any reduction pursuant to a Compensation Reduction Agreement. Compensation shall include commissions, overtime, bonuses, wage continuation payments to an Employee absent due to illness or disability of a short-term nature, the amount of any Employer contributions under a flexible benefits program maintained by the Employer under Section 125 of the Code pursuant to a salary reduction agreement entered into by the Participant under Section 125 of the Code, amounts paid or reimbursed by the Employer for Employee moving expenses (to the extent not deductible by the Employee), and the value of any

709	4	The Savings Bank of Utica

Article I —

Definitions

nonqualified stock option granted to an Employee by the Employer (to the extent includable in gross income for the year granted).

Compensation does not include contributions made by the Employer to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which receive special tax benefits.

Commencing January 1, 1997, Compensation shall not exceed one hundred sixty thousand dollars ($160,000) for the 1997, 1998 and 1999 Plan Years and one hundred seventy thousand dollars for the 2000 and 2001 Plan Years, adjusted in multiples of ten thousand dollars ($10,000) for increases in the cost-of-living, as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code. For purposes of this Section 1.14, if the Plan Year in which a Participant’s Compensation is being made is less than twelve (12) calendar months, the amount of Compensation taken into account for such Plan Year shall be the adjusted amount, as prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, for such Plan Year multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12). In determining the dollar limitation hereunder, compensation received from any Affiliated Employer shall be recognized as Compensation.

1.15	Compensation Reduction Agreement means an agreement between the Employer and an Eligible Employee whereby the Eligible Employee agrees to reduce his Compensation during the applicable payroll period by an amount equal to any whole percentage thereof, to the extent provided in Section 3.1, and the Employer agrees to contribute to the Trust Fund, on behalf of such Eligible Employee, an amount equal to the specified reduction in Compensation.

1.16	Disability means a physical or mental condition, which renders the Participant eligible for benefits under the Employer’s long-term disability plan.

1.17	Effective Date means January 1, 1983.

1.18	Eligibility Computation Period means a twelve (12) consecutive month period commencing on an Employee’s Employment Commencement Date and each anniversary thereafter.

1.19	Eligible Employee means an Employee who is eligible to participate in the Plan pursuant to the provisions of Article II.

1.20	Employee means any person who has applied for and been hired in an employment position, and who is treated for payroll purposes by the Employer, as a common law employee of the Employer; provided, however, that an Employee shall not include any individual who is not so recorded or treated on the payroll records of the Employer, including any such person who is subsequently reclassified by a court of law or

709	5	The Savings Bank of Utica

Article I —

Definitions

regulatory body as a common law employee of the Employer. For purposes of clarification only and not to employ that the preceding sentence would otherwise cover such person, the term Employee does not include any individual who performs services for the Employer, and who is treated for payroll purposes by the Employer, as an independent contractor, or any other non-employee classification.

1.21	Employer means The Savings Bank of Utica and any Participating Affiliate or any successor organization which shall continue to maintain the Plan set forth herein.

1.22	Employer Resolutions means resolutions adopted by the Board.

1.23	Employment Commencement Date means the date on which an Employee first performs an Hour of Service for the Employer upon initial employment or, if applicable, upon reemployment.

1.24	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25	Forfeitures means any amounts forfeited pursuant to Section 4.2.

1.26	Hardship means the condition described in Section 7.3.

1.27	Highly Compensated Employee means, with respect to a Plan Year commencing January 1, 1997, an Employee or an employee of an Affiliated Employer who is such an Employee or employee during the Plan Year for which a determination is being made and who:

(a)	during the Plan Year immediately preceding the Plan Year for which a determination is being made, received compensation as defined under Section 414(q)(4) of the Code (“Section 414(q) Compensation”) from the Employer, in excess of eighty thousand dollars ($80,000), and effective for the 2000 Plan Year, eighty five thousand dollars ($85,000), adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code, or

(b)	at any time during the Plan Year for which a determination is being made or at any time during the Plan Year immediately preceding the Plan Year for which a determination is being made, was a five-percent owner as described under Section 414(q)(2) of the Code.

For purposes of subsection (a) above, effective for Plan Years commencing after December 31, 1997, Section 414(q) Compensation shall include (A) any elective deferral (as defined in Section 402(g)(3) of the Code, and (B) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 or 457 of the Code.

709	6	The Savings Bank of Utica

Article I —

Definitions

Highly Compensated Employee also means a former Employee who (A) incurred a Termination of Service prior to the Plan Year of the determination, (B) is not credited with an Hour of Service during the Plan Year of the determination and (C) satisfied the requirements of subsection (a) or (b) during either the Plan Year of his Termination of Service or any Plan Year ending coincident with or subsequent to the Employee’s attainment of age fifty-five (55).

For purposes of this Section 1.27, if either (aa) the Plan Year for which a determination is being made or (bb) the Plan Year immediately preceding the Plan Year for which a determination is being made, is a short Plan Year, the determination shall be made for the twelve (12) month period which commences on the first day of such short Plan Year.

1.28	Hour of Service means the following:

(a)	each hour for which an Employee is directly or indirectly paid or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

(b)	each hour, for which an Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as but not limited to vacation, sickness or disability) other than for the performance of duties (irrespective of whether the employment relationship has terminated). These hours shall be credited to the Employee for the computation period or periods in which the nonperformance of duties occur; and

(c)	each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made. These same Hours of Service shall not be credited under both paragraph (a) or paragraph (b) of this Section, and under this paragraph (c).

(d)	Hours of Service shall be computed and credited in accordance with Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

(e)	Hours of Service shall include Affiliated Service.

Hours of Service for whom records are not maintained shall be determined on the assumption that each Employee has completed forty-five (45) Hours of Service per week for each week in which he would be required to be credited with at least one (1) Hour of Service.

1.29	Investment Accounts means any and all of the Plan investment accounts established for the purpose of investing contributions made to the Trust Fund in accordance with the

709	7	The Savings Bank of Utica

Article I —

Definitions

provisions of the Trust Agreement. The property in which contributions to the Investment Accounts may be invested shall be specified in the Trust Agreement and the rights of the Trustee shall be established in accordance with the provisions of such Trust Agreement.

1.30	Leased Employee means any individual (other than an Employee of the Employer or an employee of an Affiliated Employer) who, pursuant to an agreement between the Employer or any Affiliated Employer and any other person (“leasing organization”), has performed services for the Employer or any Affiliated Employer on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction of and control by the Employer or any Affiliated Employer. A determination as to whether a Leased Employee shall be treated as an Employee of the Employer or an Affiliated Employer shall be made as follows: a Leased Employee shall not be considered an Employee of the Employer if: (a) such employee is a participant in a money purchase pension plan providing (i) a nonintegrated Employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, however, including amounts contributed pursuant to a compensation reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code; (ii) immediate plan participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer’s Non-Highly Compensated Employees.

1.31	Matching Contribution Account means the separate, individual account established on behalf of a Participant to which the Matching Contributions and “matching contributions” from the Prior Plan, if any, made on such Participant’s behalf are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

1.32	Matching Contributions means the contributions made by the Employer pursuant to Section 3.4.

1.33	Named Fiduciaries means the Trustee and the Committee designated by the Sponsoring Employer to control and manage the operation and administration of the Plan.

1.34	Net Value means the value of an Employee’s Accounts as determined as of the Valuation Date coincident with or next following the event requiring such determination.

1.35	Non-Highly Compensated Employee means, with respect to a Plan Year, an Employee who is not a Highly Compensated Employee.

1.36	Normal Retirement Age means the date an Employee attains age sixty-five (65).

1.37	Normal Retirement Date means the first day of the month coincident with or next following the Participant’s Normal Retirement Age.

709	8	The Savings Bank of Utica

Article I —

Definitions

1.38	One Year Break in Service means, for purposes of determining a Participant’s service pursuant to Article II, an Eligibility Computation Period during which the Employee did not complete more than five hundred (500) Hours of Service.

For purposes of determining if an Employee incurred a One Year Break in Service, if an Employee is absent from employment for maternity or paternity reasons, such Employee shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence but in no event shall more than five hundred (500) Hours of Service be credited during a computation period. Such credit shall be applied to the computation period during which such absence from employment first occurs, if such credit will prevent a One Year Break in Service, otherwise, such credit shall be applied to the immediately following computation period. An absence from employment for maternity or paternity reasons means an absence (a) by reason of pregnancy of the Employee, or (b) by reason of a birth of a child of the Employee, or (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.39	Participant means an Eligible Employee who participates in accordance with the provisions of Section 2.3, and whose participation in the Plan has not been terminated in accordance with the provisions of Section 2.4.

1.40	Participating Affiliate means any corporation that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Sponsoring Employer is a member and any unincorporated trade or business that is a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) of which the Sponsoring Employer is a member, which, with the prior approval of the Sponsoring Employer and subject to such terms and conditions as may be imposed by such Sponsoring Employer and the Trustee, shall adopt this Plan in accordance with the Trust Agreement. Such entity shall continue to be a Participating Affiliate until such entity terminates its participation in the Plan.

1.41	Plan means The Savings Bank of Utica Incentive Savings Plan, as herein restated and as it may be amended from time to time.

1.42	Plan Administrator means the person or persons who have been designated as such by the Employer in accordance with the provisions of Section 9.4.

1.43	Plan Year means the calendar year.

1.44	Postponed Retirement Date means the first day of the month coincident with or next following a Participant’s date of actual retirement which occurs after his Normal Retirement Date.

1.45	Post-Tax Contribution Account means the separate, individual account established on behalf of a Participant to which Post-Tax Contributions, if any, and “after-tax voluntary

709	9	The Savings Bank of Utica

Article I —

Definitions

contributions” from the Prior Plan, if any, are credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account, as well as any losses, depreciation, or expenses allocable to amounts credited to such account.

1.46	Post-Tax Contribution Election Agreement means an agreement between the Employer and an Eligible Employee whereby the Eligible Employee elects to make Post-Tax Contributions to the Plan in accordance with the provisions of Section 3.6.

1.47	Post-Tax Contributions means the amounts, if any, contributed by a Participant under a Post-Tax Contribution Election Agreement pursuant to Section 3.6. Such contributions shall be made on a post-tax basis.

1.48	Prior Plan means The Savings Bank of Utica Incentive Savings Plan as in effect on the date immediately preceding the Restatement Date.

1.49	Qualified Nonelective Contributions means contributions, other than Matching Contributions, made by the Employer, which (a) Participants may not elect to receive in cash in lieu of their being contributed to the Plan; (b) are one hundred percent (100%) nonforfeitable when made; and (c) are not distributable under the terms of the Plan to Participants or their Beneficiaries until the earliest of:

(i)	the Participant’s death, Disability or separation from service for other reasons;

(ii)	the Participant’s attainment of age fifty-nine and one-half (59 1/2); or

(iii)	termination of the Plan.

Special Contributions defined under Section 1.54 are Qualified Nonelective Contributions.

1.50	Restatement Date means January 1, 1999.

1.51	Retirement Date means the Participant’s Normal Retirement Date or Postponed Retirement Date, whichever is applicable.

1.52	Rollover Contribution means (a) a contribution to the Plan of money received by an Employee from a qualified plan or (b) a contribution to the Plan of money transferred directly from another qualified plan on behalf of the Employee, which the Code permits to be rolled over into the Plan.

1.53	Rollover Contribution Account means the separate, individual account established on behalf of an Employee to which his Rollover Contributions are credited together with all earnings and appreciation thereon, and against which are charged any withdrawals, loans and other distributions made from such account and any losses, depreciation or expenses allocable to amounts credited to such account.

709	10	The Savings Bank of Utica

Article I —

Definitions

1.54	Special Contributions means the contributions made by the Employer pursuant to Section 3.5. Special Contributions are Qualified Nonelective Contributions as defined under Section 1.49.

1.55	Sponsoring Employer means The Savings Bank of Utica, or any successor organization which shall continue to maintain the Plan set forth herein.

1.56	Spouse means a person to whom the Employee was legally married and which marriage had not been dissolved by formal divorce proceedings that had been completed prior to the date on which payments to the Employee are scheduled to commence.

1.57	Termination of Service means the date on which an Employee’s service is terminated by reason of his resignation, retirement, discharge, death or Disability.

Service in the Armed Forces of the United States of America shall not constitute a Termination of Service but shall be considered to be a period of employment by the Employer provided that (i) such military service is caused by war or other emergency or the Employee is required to serve under the laws of conscription in time of peace, (ii) the Employee returns to employment with the Employer within six (6) months following discharge from such military service and (iii) such Employee is reemployed by the Employer at a time when the Employee had a right to reemployment at his former position or substantially similar position upon separation from such military duty in accordance with seniority rights as protected under the laws of the United States of America. Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and calculation of Years of Eligibility Service or Years of Service with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

A leave of absence granted to an Employee by the Employer shall not constitute a Termination of Service provided that the Participant returns to the active service of the Employer at the expiration of any such period for which leave has been granted.

1.58	Trust Agreement means the agreement or agreements between the Employer and any Trustee pursuant to which the Trust Fund shall be held in trust..

1.59	Trust Fund means the Plan assets held in accordance with the Trust Agreement.

1.60	Trustee means the RSGroup Trust Company, Portland Maine, or any successor trustee of the Plan.

1.61	Units means the units of measure of an Employee’s proportionate undivided beneficial interest in one or more of the Investment Accounts, valued as of the close of business.

1.62	Valuation Date means each business day.

1.63	Vesting Computation Period means a Plan Year.

709	11	The Savings Bank of Utica

Article I —

Definitions

1.64	Year of Eligibility Service shall mean an Eligibility Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service.

1.65	Year of Service means a Vesting Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service.

709	12	The Savings Bank of Utica

Article II —

Eligibility and Participation

ARTICLE II —

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility

(a)	Every Employee who was a Participant in the Prior Plan immediately prior to the Restatement Date shall continue to be a Participant on the Restatement Date.

(b)	Every other Employee who is not excluded under the provisions of Section 2.2, shall become an Eligible Employee upon satisfying each of the following conditions:

(i)	completion of one (1) Year of Eligibility Service; and

(ii)	attainment of age twenty-one (21).

(c)	For purposes of determining (i) if an Employee completed a Year of Eligibility Service and (ii) Years of Eligibility Service pursuant to Section 2.5, employment with an Affiliated Employer shall be deemed employment with the Employer.

(d)	An Employee who otherwise satisfies the requirements of this Section 2.1 and who is no longer excluded under the provisions of Section 2.2 shall immediately become an Eligible Employee.

2.2	Ineligible Employees

The	following classes of Employees are ineligible to participate in the Plan:

(a)	Leased Employees;

(b)	Employees in a unit of Employees covered by a collective bargaining agreement with the Employer pursuant to which employee benefits were the subject of good faith bargaining and which agreement does not expressly provide that Employees of such unit be covered under the Plan; and

(c)	Employees who are nonresident aliens and who receive no income from sources within the United States of America.

2.3	Participation

Participation in the Plan is voluntary with respect to an election for Before-Tax Contributions. An Eligible Employee may elect to make Before-Tax Contributions in accordance with Section 3.1, as of the first day of any payroll period of any calendar month following satisfaction of the eligibility requirements set forth in Section 2.1. In

709	13	The Savings Bank of Utica

Article II —

Eligibility and Participation

addition, an Eligible Employee will automatically participate in the Plan upon satisfaction of the eligibility requirements set forth in Section 2.1, with respect to eligibility for Special Contributions in accordance with Section 3.5.

An election for Before-Tax Contributions shall be evidenced by completing and filing the form prescribed by the Committee not less than ten (10) days prior to the date participation is to commence. Such form shall include, but not be limited to, a Compensation Reduction Agreement, a designation of Beneficiary, and an investment direction as described in Section 6.1. By completing and filing such form, the Eligible Employee authorizes the Employer to make the applicable payroll deductions from Compensation, commencing on the first applicable payday coincident with or next following the effective date of the Eligible Employee’s election to participate. In the case of Special Contributions, a Participant shall complete a form prescribed by the Committee, designating a Beneficiary and an investment direction as described in Section 6.1.

An Eligible Employee may elect to make Post-Tax Contributions. Such election shall be evidenced by completing and filing a Post-Tax Contribution Election Agreement prescribed by the Committee not less than ten (10) days prior to the date such contributions are to commence. Such form shall include, but not be limited to, the percentage of Compensation to be contributed as Post-Tax Contributions, a designation of Beneficiary and an investment direction as described in Section 6.1. By completing and filing such form, the Eligible Employee authorizes the Employer to make the applicable payroll deductions commencing on the first applicable payday coincident with or next following the effective date of the Eligible Employee’s election.

2.4	Termination of Participation

Participation in the Plan shall terminate on the earlier of the date a Participant dies or the entire vested interest in the Net Value of such Participant’s Accounts has been distributed.

2.5	Eligibility upon Reemployment

If an Employee incurs a One Year Break in Service prior to satisfying the eligibility requirements of Section 2.1, service prior to such One Year Break in Service shall be disregarded and such Employee must satisfy the eligibility requirements of Section 2.1 as a new Employee.

If an Employee incurs a One Year Break in Service after satisfying the eligibility requirements of Section 2.1 and:

(a)	if such Employee is not vested in any Matching Contributions, incurs a One Year Break in Service and again performs an Hour of Service, the Employee shall receive credit for Hours of Service prior to a One Year Break in Service only if the number of consecutive One Year Breaks in Service is less than the greater of:

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Article II —

Eligibility and Participation

(i) five (5) years or (ii) the aggregate number of such Employee’s Years of Eligibility Service credited before his One Year Break in Service. If such former Employee’s Years of Eligibility Service prior to his One Year Break in Service are recredited under this Section 2.5, such former Employee shall be eligible to participate immediately upon reemployment, provided such Employee is not excluded from participating under the provisions of Section 2.2. If such former Employee’s Years of Eligibility Service prior to his One Year Break in Service are not recredited under this Section 2.5, such Employee must satisfy the eligibility requirements of Section 2.1 as a new Employee;

(b)	if such Employee is vested in any Matching Contributions, incurs a One Year Break in Service and again performs an Hour of Service, the Employee shall receive credit for Years of Eligibility Service prior to his One Year Break in Service and shall be eligible to participate in the Plan immediately upon reemployment, provided such Employee is not excluded from participating under the provisions of Section 2.2.

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Article III —

Contributions and Limitations on Contributions

ARTICLE III —

CONTRIBUTIONS AND LIMITATIONS ON CONTRIBUTIONS

3.1	Before-Tax Contributions

The Employer shall make Before-Tax Contributions for each payroll period in an amount equal to the amount by which a Participant’s Compensation has been reduced with respect to such period under his Compensation Reduction Agreement. Subject to the limitations set forth in Sections 3.2 and 3.13, the amount of reduction authorized by the Eligible Employee shall be whole percentages and/or fractions thereof of Compensation and shall not be less than one percent (1%) nor greater than fifteen percent (15%). The Before-Tax Contributions made on behalf of a Participant shall be credited to such Participant’s Before-Tax Contribution Account and shall be invested in accordance with Article VI of the Plan.

3.2	Limitation on Before-Tax Contributions

(a)	Commencing January 1, 1997, the percentage of Before-Tax Contributions made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of:

(i)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

(ii)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by two (2), provided, that the difference in the Average Actual Deferral Percentage for eligible Highly Compensated Employees and eligible Non-Highly Compensated Employees does not exceed two percent (2%). Use of this alternative limitation shall be subject to the provisions of Income Tax Regulations issued under Code Section 401(m)(9) regarding the multiple use of the alternative limitation set forth in Sections 401(k) and 401(m) of the Code.

The preceding Plan Year testing method can only be modified if the Plan meets the requirements for changing to current Plan Year testing as set forth in Internal Revenue Service Notice 98-1, or any successor future guidance issued by the Internal Revenue Service.

The above subsections (i) and (ii) shall be subject to the distribution provisions of the last paragraph of Section 3.13(f).

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Article III —

Contributions and Limitations on Contributions

If the Average Actual Deferral Percentage for the group of eligible Highly Compensated Employees exceeds the limitations set forth in the preceding paragraph, the amount of excess Before-Tax Contributions for a Highly Compensated Employee shall be determined by “leveling” (as hereafter defined), the highest Before-Tax Contributions made by Highly Compensated Employees until the Average Actual Deferral Percentage test for the group of eligible Highly Compensated Employees complies with such limitations. For purposes of this paragraph, “leveling” means reducing the Before-Tax Contribution of the Highly Compensated Employee with the highest Before-Tax Contribution amount to the extent required to:

(A)	enable the Average Actual Deferral Percentage limitations to be met, or

(B)	cause such Highly Compensated Employee’s Before-Tax Contribution amount to equal the dollar amount of the Before-Tax Contribution of the Highly Compensated Employee with the next highest Before-Tax Contribution amount by distribution of such excess Before-Tax Contributions, as described below, to the Highly Compensated Employee whose Before-Tax Contributions equal the highest dollar amount, and repeating such process until the Average Actual Deferral Percentage for the group of eligible Highly Compensated Employees complies with the Average Actual Deferral Percentage limitations.

If Before-Tax Contributions made on behalf of a Participant during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any such contributions, including any earnings thereon as determined under Section 3.10, shall be characterized as Compensation payable to the Participant and shall be paid to the Participant from his Before-Tax Contribution Account no later than two and one-half (2 1/2) months after the close of such Plan Year.

If Before-Tax Contributions during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any Matching Contributions, including any earnings thereon as determined under Section 3.10, that are attributable to Before-Tax Contributions which are returned to the Participant as provided hereunder, shall be treated as Forfeitures under Section 4.2.

In the event that the Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with the Plan, then this Section 3.2 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan.

If any Highly Compensated Employee is a Participant in two (2) or more cash or deferred arrangements of the Employer, for purposes of determining the Actual

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Article III —

Contributions and Limitations on Contributions

Deferral Percentage with respect to such Highly Compensated Employee, all cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement.

(b)	Before-Tax Contributions under this Plan, and elective deferrals (as defined under Section 402(g) of the Code) under all other plans, contracts or arrangements of the Employer made on behalf of any Participant during the 1997 Plan Year shall not exceed nine thousand five hundred dollars ($9,500). During the 1998 and 1999 Plan Years, such amount shall be increased to ten thousand dollars ($10,000). During the 2000 and 2001 Plan Years, such amount shall be increased to ten thousand five hundred dollars ($10,500). For Plan Years commencing after December 31, 2001, Before-Tax Contributions under this Plan, and any elective deferrals (as defined under Section 402(g) of the Code) under all other plans, contracts or arrangements of the Employer may be further adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code. This Section 3.2(b) shall be subject to the distribution provisions of the last paragraph of Section 3.13(f).

(c)	If Before-Tax Contributions made on behalf of a Participant during any Plan Year exceed the dollar limitation set forth in subsection (b), such contributions, including any earnings thereon as determined under Section 3.10, shall be characterized as Compensation payable to the Participant and shall be paid to the Participant from his Before-Tax Contribution Account no later than April 15th of the calendar year following the close of such Plan Year.

If Before-Tax Contributions during any Plan Year exceed the maximum dollar amount applicable to a Participant as set forth in subsection (b), any Matching Contributions, including any earnings thereon as determined under Section 3.10, that are attributable to Before-Tax Contributions which are returned to the Participant as provided hereunder, shall be treated as Forfeitures under Section 4.2.

(d)	Subject to the requirements of Sections 401(a) and 401(k) of the Code, the maximum amounts under subsections (a) and (b) may differ in amount or percentage as between individual Participants or classes of Participants, and any Compensation Reduction Agreement may be terminated, amended, or suspended without the consent of any such Participant or Participants in order to comply with the provisions of such subsections (a) and (b).

3.3	Changes in Before-Tax Contributions

Unless (a) an election is made to the contrary, or (b) a Participant receives a Hardship distribution pursuant to Section 7.3(c)(iii), the percentage of Before-Tax Contributions made under Section 3.1 shall continue in effect so long as the Participant has a Compensation Reduction Agreement in force. A Participant may, by completing the applicable form, prospectively increase or decrease the rate of Before-Tax Contributions made on his behalf to any of the percentages authorized under Section 3.1 or suspend

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Article III —

Contributions and Limitations on Contributions

Before-Tax Contributions without withdrawing from participation in the Plan. Such form must be filed at least ten (10) days prior to the first day of the payroll period with respect to which such change is to become effective. A Participant who has Before-Tax Contributions made on his behalf suspended may resume such contributions by completing and filing the applicable form. Not more often than once during any calendar quarter may an election be made which would prospectively increase, decrease, suspend or resume Before-Tax Contributions made on behalf of a Participant. A Participant may terminate his Before-Tax Contributions at any time.

Notwithstanding the foregoing, a Participant who receives a Hardship distribution pursuant to Section 7.3(c)(iii) shall have his Compensation Reduction Agreement deemed null and void and all Before-Tax Contributions made on behalf of such Participant shall be suspended until the later to occur of: (i) twelve (12) months after receipt of the Hardship distribution and (ii) the first payroll period which occurs ten (10) days following the completion and filing of a Compensation Reduction Agreement authorizing the resumption of Before-Tax Contributions to be made on his behalf. Before-Tax Contributions following a Hardship distribution made pursuant to Section 7.3(c)(iii) shall be subject to the following limitations:

(A)	Before-Tax Contributions for the Participant’s taxable year immediately following the taxable year of the Hardship distribution shall not exceed the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant’s Before-Tax Contributions for the taxable year of the Hardship distribution, and

(B)	the percentage of Before-Tax Contributions for the twelve (12) month period following the mandatory twelve (12) month suspension period shall not exceed the percentage of Before-Tax Contributions made on behalf of the Participant as set forth in the last Compensation Reduction Agreement in effect prior to the Hardship distribution.

Before-Tax Contributions based on Compensation for the period during which such contributions had been suspended or decreased may not be made up at a later date.

3.4	Matching Contributions

(a)	The Employer will make contributions on behalf of each Participant in an amount equal to one hundred percent (100%) of such Participant’s Before-Tax Contributions, up to two percent (2%) of Compensation and fifty percent (50%) of such Participant’s Before-Tax Contributions, up to the next two percent (2%) of Compensation. Contributions hereunder are discretionary and may be reviewed and modified in accordance with subsection (d).

(b)	Matching Contributions shall be credited to the Participant’s Matching Contribution Account and shall be invested in accordance with Article VI of the Plan.

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Article III —

Contributions and Limitations on Contributions

(c)	If a Participant terminates his Before-Tax Contributions, Matching Contributions attributable to such contributions will also cease. If Before-Tax Contributions are suspended, the Matching Contributions attributable to such contributions will be suspended for the same period. Subject to the limitations set forth in subsection (a), if Before-Tax Contributions are increased or decreased. Matching Contributions attributable to such contributions will be increased or decreased during the same period. Matching Contributions for the period during which Before-Tax Contributions had been suspended or decreased may not be made up at a later date.

(d)	Matching Contributions may be reviewed and modified by the Employer’s Board, from time to time.

3.5	Special Contributions

In addition to any other contributions, the Employer may, in its discretion, make Special Contributions for a Plan Year to the Before-Tax Contribution Account of any Eligible Employees. Such Special Contributions may be limited to the amount necessary to insure that the Plan complies with the requirements of Section 401(k) of the Code. The Special Contributions made on behalf of a Participant shall be invested in accordance with Article VI of the Plan.

The Employer may provide that Special Contributions be made only on behalf of each Eligible Employee who is a Non-Highly Compensated Employee on the last day of the Plan Year. Such Special Contributions shall be allocated in proportion to each such Eligible Employee’s Compensation for the Plan Year.

Any other provision of the Plan to the contrary notwithstanding, no Matching Contributions shall be made with respect to any Special Contributions.

3.6	Post-Tax Contributions

(a)	Subject to the limitations of Sections 3.8 and 3.13, a Participant may, by completing and filing a Post-Tax Contribution Election Agreement, authorize Post-Tax Contributions be made on his behalf. Post-Tax Contributions shall be limited to whole percentages and/or fractions thereof, of Compensation and shall not be greater than five percent (5%).

(b)	A Participant’s Post-Tax Contributions shall be credited to such Participant’s Post-Tax Contribution Account and shall be invested in accordance with Article VI of the Plan. Any other provision of the Plan to the contrary notwithstanding, no Matching Contributions shall be made with respect to any Post-Tax Contributions.

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Article III —

Contributions and Limitations on Contributions

3.7	Changes in Post-Tax Contributions

(a)	Unless (i) an election is made to the contrary or (ii) a Participant receives a Hardship distribution pursuant to Section 7.3(c)(iii), the percentage of Post-Tax Contributions made on behalf of a Participant under a Post-Tax Contribution Election Agreement entered into pursuant to Section 3.6(a) shall continue in effect so long as the Participant continues to have a Post-Tax Contribution Election Agreement in effect. A Participant may, by completing the applicable form, increase or decrease the rate of his Post-Tax Contributions to any of the percentages authorized pursuant to Section 3.6(a), or suspend his Post-Tax Contributions hereunder without withdrawing from participation in the Plan. Such form must be filed at least ten (10) days prior to the first day of the payroll period with respect to which such change is to become effective. A Participant who has suspended his Post-Tax Contributions may resume such contributions by completing and filing the applicable form. Only once in any calendar quarter may an election be made which would increase, decrease, suspend, or resume a Participant’s Post-Tax Contributions.

(b)	Notwithstanding the foregoing, a Participant who receives a Hardship distribution pursuant to Section 7.3(c)(iii) shall have his Post-Tax Contribution Election Agreement deemed null and void and all Post-Tax Contributions shall be suspended until the later to occur of: (i) twelve (12) months after receipt of the Hardship distribution and (ii) the payroll period which occurs ten (10) days following the completion and filing of a Post-Tax Contribution Election Agreement.

(c)	Post-Tax Contributions based on Compensation for the period during which such contributions had been suspended or decreased may not be made up at a later date.

3.8	Limitation on Matching Contributions and Post-Tax Contributions

Commencing January 1, 1997, the Actual Contribution Percentage made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Contribution Percentage for the group of such Highly Compensated Employees for the Plan Year shall not exceed the greater of:

(a)	the Average Actual Contribution Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25, or

(b)	the Average Actual Contribution Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by two (2), provided, that the difference in the Average Actual Contribution Percentage for Highly Compensated Employees and Non-Highly Compensated Employees does not exceed two percent (2%). Use of this alternative limitation shall be subject to the provisions of Income Tax Regulations issued under Code Section 401(m)(9) regarding the multiple use of the alternative limitation set forth in Sections 401(k) and 401(m) of the Code.

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Article III —

Contributions and Limitations on Contributions

The preceding Plan Year testing method can only be modified if the Plan meets the requirements for changing to current Plan Year testing as set forth in Internal Revenue Service Notice 98-1, or any successor future guidance issued by the Internal Revenue Service.

The above subsections (a) and (b) shall be subject to the distribution provisions of the last paragraph of Section 3.13(f).

If the Average Actual Contribution Percentage for the group of eligible Highly Compensated Employees exceeds the limitations set forth in the preceding paragraph, the amount of excess Matching Contributions and/or Post-Tax Contributions for a Highly Compensated Employee shall be determined by “leveling” (as hereafter defined,) the highest Matching Contributions and/or Post-Tax Contributions until the Average Actual Contribution Percentage test for the group of eligible Highly Compensated Employees complies with such limitations. For purposes of this paragraph, “leveling” means reducing the Matching Contributions made on behalf of the Highly Compensated Employee with the highest Matching Contribution amount to the extent required to:

(i)	enable the Average Actual Contribution Percentage limitations to be met, or

(ii)	cause such Highly Compensated Employee’s Matching Contribution and/or Post-Tax Contribution amount to equal the dollar amount of the Matching Contribution and/or Post-Tax Contribution made on behalf of the Highly Compensated Employee with the next highest Matching Contribution amount and/or Post-Tax Contribution and repeating such process until the Average Actual Contribution Percentage for the group of eligible Highly Compensated Employees complies with the Average Actual Contribution Percentage limitations.

If Matching Contributions and/or Post-Tax Contributions, if any, during any Plan Year exceed the maximum amount applicable to a Participant as set forth above, any such contributions, including any earnings thereon as determined under Section 3.10, shall, (A): with respect to Post-Tax Contributions, be paid to the Participant from the applicable Post-Tax Contribution Account no later than two and one-half (2 1/2) months after the close of such Plan Year and (B) with respect to Matching Contributions, whether or not vested, be treated as Forfeitures under Section 4.2.

In the event that the Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with the Plan, then this Section 3.8 shall be applied by determining the Actual Contribution Percentages of Eligible Employees as if all such plans were a single plan.

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Article III —

Contributions and Limitations on Contributions

If any Highly Compensated Employee is a Participant in two (2) or more plans of the Employer, for purposes of determining the Actual Contribution Percentage with respect to such Highly Compensated Employee, all such plans shall be treated as one (1) plan.

3.9	Aggregate Limit; Multiple Use of Alternative Limitation

Commencing January 1, 1997, multiple use of the alternative limitation in determining the Average Actual Deferral Percentage and Average Actual Contribution Percentage shall not be permitted.

Multiple use of the alternative limitation occurs if, for the group of Eligible Employees who are Highly Compensated Employees, the sum of the Average Actual Deferral Percentage and the Average Actual Contribution Percentage exceeds the Aggregate Limit. For purposes of this Section 3.9, Aggregate Limit shall mean the greater of (a) or (b), where (a) and (b) are as follows:

(a)	the sum of:

(i)	one hundred twenty-five percent (125%) of the greater of:

(A)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year; or

(B)	the Average Actual Contribution Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year; and

(ii)	two (2) plus the lesser of subsection (a)(i)(A) or (a)(i)(B). In no event shall this amount exceed two hundred percent (200%) of the lesser of subsection (a)(i)(A) or (a)(i)(B).

(b)	the sum of:

(i)	one hundred twenty-five percent (125%) of the lesser of:

(A)	the Average Actual Deferral Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year; or

(B)	the Average Actual Contribution Percentage for the group of Eligible Employees who were Non-Highly Compensated Employees for the preceding Plan Year; and

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Article III —

Contributions and Limitations on Contributions

(ii)	two (2) plus the greater of subsection (b)(i)(A) or (b)(i)(B). In no event shall this amount exceed two hundred percent (200%) of the greater of subsection (b)(i)(A) or (b)(i)(B).

If multiple use of the alternative limitation occurs, the excess Before-Tax Contributions for Highly Compensated Employees under the Plan shall be reduced in accordance with Section 3.2(a).

3.10	Interest on Excess Contributions

In the event Before-Tax Contributions and/or Matching Contributions and/or Post-Tax Contributions made on behalf of a Participant during a Plan Year exceed the maximum allowable amount as described in Section 3.2(a), 3.2(b) or 3.8 (“Excess Contributions”) and such Excess Contributions and earnings thereon are payable to the Participant under the applicable provisions of the Plan, earnings on such Excess Contributions for the period commencing with the first day of the Plan Year in which the Excess Contributions were made and ending with the date of payment to the Participant (“Allocation Period”) shall be determined in accordance with the provisions of this Section 3.10.

The earnings allocable to excess Before-Tax Contributions for an Allocation Period shall be equal to the sum of (a) plus (b) where (a) and (b) are determined as follows:

(a)	The amount of earnings attributable to the Participant’s Before-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Before-Tax Contributions and Special Contributions for the Plan Year, and the denominator of which is the sum of (i) the Net Value of the Participant’s Before-Tax Contribution Account as of the last day of the immediately preceding Plan Year and (ii) the contributions (including the Excess Contributions) made to the Before-Tax Contribution Account on the Participant’s behalf during such Plan Year.

(b)	The amount of earnings attributable to the Participant’s Before-Tax Contribution Account for the period commencing with the first day of the Plan Year in which payment is made to the Participant and ending with the date of payment to the Participant multiplied by a fraction, the numerator of which is the excess Before-Tax Contributions and Special Contributions made to the Before-Tax Contribution Account on the Participant’s behalf during the Plan Year immediately preceding the Plan Year in which the payment is made to the Participant, and the denominator of which is the Net Value of the Participant’s Before-Tax Contribution Account on the first day of the Plan Year in which the payment is made to the Participant.

The earnings allocable to excess Matching Contributions and/or Post-Tax Contributions for an Allocation Period shall be equal to the sum of (A) and (B) where (A) and (B) are determined as follows:

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Article III —

Contributions and Limitations on Contributions

(A)	The amount of earnings attributable to the Participant’s Matching Contribution Account and/or Post-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Matching Contributions and/or Post-Tax Contributions for the Plan Year, and the denominator of which is the sum of (I) the Net Value of the Participant’s Matching Contribution Account and/or Post-Tax Contribution Account as of the last day of the immediately preceding Plan Year and (II) the contributions (including the Excess Contributions) made to the Matching Contribution Account and/or Post-Tax Contribution Account on the Participant’s behalf during such Plan Year.

(B)	The amount of earnings attributable to the Participant’s Matching Contribution Account and/or Post-Tax Contribution Account for the period commencing with the first day of the Plan Year in which payment is made to the Participant and ending with the date of payment to the Participant multiplied by a fraction, the numerator of which is the excess Matching Contributions and/or Post-Tax Contributions made to the Matching Contribution Account and/or Post-Tax Contribution Account on the Participant’s behalf during the Plan Year immediately preceding the Plan Year in which the payment is made to the Participant, and the denominator of which is the Net Value of the Participant’s Matching Contribution Account and/or Post-Tax Contribution Account on the first day of the Plan Year in which the payment is made to the Participant.

3.11	Payment of Contributions

As soon as possible after each payroll period, but not less often than once a month, the Employer shall deliver to the Trustee: (a) the Before-Tax Contributions required to be made to the Trust Fund during such payroll period under the applicable Compensation Reduction Agreements, and (b) the amount of all Matching Contributions required to be made to the Trust Fund for such payroll period and (c) the amount of all Post-Tax Contributions required to be made to the Trust Fund during such payroll period under the applicable Post-Tax Contribution Election Agreements.

Special Contributions shall be forwarded by the Employer to the Trustee no later than the time for filing the Employer’s federal income tax return, plus any extensions thereon, for the Plan Year to which they are attributable.

3.12	Rollover Contributions

Subject to such terms and conditions as may from time to time be established by the Committee and the Trustee, an Employee, whether or not a Participant, may contribute a Rollover Contribution to the Trust Fund; provided, however, that such Employee shall submit a written certification, in form and substance satisfactory to the Committee, that the contribution qualifies as a Rollover Contribution. The Committee shall be entitled to rely on such certification and shall accept the contribution on behalf of the Trustee. Rollover Contributions shall be credited to an Employee’s Rollover Contribution Account and shall be invested in accordance with Article VI of the Plan.

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Article III —

Contributions and Limitations on Contributions

3.13	Section 415 Limits on Contributions

(a)	For purposes of this Section 3.13, the following terms and phrases shall have the meanings hereafter ascribed to them:

(i)	“Annual Additions” shall mean the sum of the following amounts credited to a Participant’s Accounts for the Limitation Year: (A) Employer contributions, including Before-Tax Contributions and Matching Contributions; (B) Post-Tax Contributions and any other Employee contributions; (C) forfeitures; and (D)(1) amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and (2) amounts derived from contributions, paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions. Annual Additions include the following contributions credited to a Participant’s Accounts for the Limitation Year, regardless of whether such contributions have been distributed to the Participant:

(I)	Before-Tax Contributions which exceed the limitations set forth in Section 3.2(a);

(II)	Before-Tax Contributions made on behalf of a Highly Compensated Employee which exceed the limitations set forth in Section 3.2(b); and

(III)	Matching Contributions and Post-Tax Contributions made on behalf of a Highly Compensated Employee which exceed the limitations set forth in Section 3.8.

(ii)	“Current Accrued Benefit” shall mean a Participant’s annual accrued benefit under a defined benefit plan, determined in accordance with the meaning of Section 415(b)(2) of the Code, as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987. In determining the amount of a Participant’s Current Accrued Benefit, the following shall be disregarded:

(A)	any change in the terms and conditions of the defined benefit plan after May 5, 1986; and

(B)	any cost of living adjustment occurring after May 5, 1986.

(iii)	“Defined Benefit Plan” and “Defined Contribution Plan” shall have the meanings set forth in Section 415(k) of the Code.

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Contributions and Limitations on Contributions

(iv)	“Defined Benefit Plan Fraction” for a Limitation Year shall mean a fraction, (A) the numerator of which is the aggregate projected annual benefit (determined as of the last day of the Limitation Year) of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer, and (B) the denominator of which is the lesser of: (I) the product of 1.25 (or such adjustment as required under Section 12.4) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code, adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code, or (II) the product of 1.4 and the amount which may be taken into account with respect to such Participant under Section 415(b)(1)(B) of the Code for such Limitation Year. Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans of the Employer in existence on May 6, 1986, the dollar limitation of the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the Participant’s Current Accrued Benefit.

(v)	“Defined Contribution Plan Fraction” for a Limitation Year shall mean a fraction, (A) the numerator of which is the sum of the Participant’s Annual Additions under all defined contribution plans (whether or not terminated) maintained by the Employer for the current year and all prior Limitation Years (including annual additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer), and (B) the denominator of which is the sum of the maximum aggregate amounts for the current year and all prior Limitation Years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). “Maximum aggregate amounts” shall mean the lesser of (I) the product of 1.25 (or such adjustment as required under Section 12.4) and the dollar limitation in effect under Section 415(c)(1)(A) of the Code, adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code, or (II) the product of 1.4 and the amount that may be taken into account under Section 415(c)(1)(B) of the Code[; provided, however, that the Committee may elect, on a uniform and nondiscriminatory basis, to apply the special transition rule of Section 415(e)(7) of the Code applicable to Limitation Years ending before January 1, 1983 in determining the denominator of the Defined Contribution Plan Fraction.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0

709	27	The Savings Bank of Utica

Article III —

Contributions and Limitations on Contributions

times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

(vi)	“Limitation Year” shall mean the calendar year.

(vii)	“Section 415 Compensation” shall be a Participant’s remuneration as defined in Income Tax Regulations Sections 1.415-2(d)(2), (3) and (6). For purposes of this Section, Section 415 Compensation shall include (A) any elective deferral (as defined in Section 402(g)(3) of the Code, and (B) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 or 457 of the Code.

(b)	For purposes of applying the Section 415 limitations, the Employer and all members of a controlled group of corporations (as defined under Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined under Section 414(c) of the Code as modified by Section 415(h) of the Code), all affiliated service groups (as defined under Section 414(m) of the Code) of which the Employer is a member, any leasing organization (as defined under Section 414(n) of the Code) that employs any person who is considered an Employee under Section 414(n) of the Code and any other group provided for under any and all Income Tax Regulations promulgated by the Secretary of the Treasury under Section 414(o) of the Code, shall be treated as a single employer.

(c)	If the Employer maintains more than one qualified Defined Contribution Plan on behalf of its Employees, such plans shall be treated as one Defined Contribution Plan for purposes of applying the Section 415 limitations of the Code.

(d)	Notwithstanding anything contained in the Plan to the contrary, in no event shall the Annual Additions to a Participant’s Accounts for a Limitation Year exceed the lesser of:

(i)	thirty thousand dollars ($30,000) as adjusted in multiples of five thousand dollars ($5,000) for increases in the cost-of-living as prescribed by the Secretary of the Treasury under Section 415(d) of the Code; or

(ii)	twenty-five percent (25%) of the Participant’s Section 415 Compensation for such Limitation Year. For purposes of this subsection (d)(ii), Section

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Article III —

Contributions and Limitations on Contributions

415 Compensation shall not include (A) any contribution for medical benefits within the meaning of Section 419A(f)(2) of the Code after separation from service, which is otherwise treated as an Annual Addition, and (B) any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

(e)	If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual Compensation, a reasonable error in determining the amount of elective deferrals that may be made with respect to any Participant, or as otherwise permitted by the Internal Revenue Service, the Annual Additions to a Participant’s Accounts for a Limitation Year exceed the limitation set forth in subsection (d) above during the Limitation Year, any or all of the following contributions on behalf of such Participant shall be immediately adjusted to that amount which will result in such Annual Additions not exceeding the limitation set forth in subsection (d):

(i)	Post-Tax Contributions;

(ii)	Before-Tax Contributions;

(iii)	Special Contributions; and

(iv)	Matching Contributions.

(f)	If the Annual Additions to a Participant’s Accounts for a Limitation Year exceed the limitations set forth in subsection (d) above at the end of a Limitation Year, such excess amounts shall not be treated as Annual Additions in such Limitation Year but shall instead be treated in accordance with the following:

(i)	such excess amounts, other than Post-Tax Contributions, shall be used to reduce the Before-Tax Contributions, Matching Contributions and/or Special Contributions to be made on behalf of such Participant in the succeeding Limitation Year, provided that such Participant is an Eligible Employee during such succeeding Limitation Year. If such Participant is not an Eligible Employee or ceases to be an Eligible Employee during such succeeding Limitation Year, any remaining excess amounts from the preceding Limitation Year shall be allocated during such succeeding Limitation Year to each Participant then actively participating in the Plan. Such allocation shall be in proportion to the Before-Tax Contributions made to date on his behalf for such Limitation Year, or the prior Limitation Year with respect to an allocation as of the beginning of a Limitation Year, before any other contributions are made in such succeeding Limitation Year; or

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Article III —

Contributions and Limitations on Contributions

(ii)	such excess amounts may be reduced by the distribution of such Participant’s Before-Tax Contributions and/or Post-Tax Contributions to such Participant.

The Employer will, at the end of the Limitation Year in which such excess amounts were made, choose the manner in which to treat such excess amounts on a uniform and nondiscriminatory basis on behalf of all affected Participants. If such excess amounts are reduced by the distribution in subsection (ii), the amounts of such distribution shall not be taken into account for purposes of Sections 3.2(a)(i) and (ii), 3.8(a) and (b), or in determining the limitation in Section 3.2(b). In addition, any Matching Contributions attributable to such amounts shall constitute Forfeitures as described in Section 4.2.

(g)	If a Participant participates in both (i) the Plan and/or any other defined contribution plan maintained by the Employer and (ii) any defined benefit plan or plans maintained by the Employer, the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction shall not exceed the sum of 1.0. This subsection (g) shall not apply with respect to Plan Years beginning on or after January 1, 2000.

(h)	If, for any Plan Year commencing prior to January 1, 2000, the sum determined under subsection (g) for any Participant exceeds 1.0, the Defined Contribution Plan Fraction of such Participant as provided in the defined contribution plan or plans maintained by the Employer shall be reduced in order that such sum shall not exceed 1.0.

709	30	The Savings Bank of Utica

Article IV —

Vesting and Forfeitures

ARTICLE IV —

VESTING AND FORFEITURES

4.1	Vesting

(a)	An Employee shall always be fully vested in the Net Value of his Before-Tax Contribution Account, the Net Value of his Post-Tax Contribution Account, and the Net Value of his Rollover Contribution Account.

(b)	A Participant shall become fully vested in the Net Value of his Matching Contribution Account upon the earlier of such Participant’s (i) Normal Retirement Age or (ii) termination of employment by reason of death, Disability or reaching his Retirement Date.

(c)	A Participant who is not fully vested under subsection (b) shall be vested in the Net Value of his Matching Contribution Account in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 or more years	100%

For purposes of determining a Participant’s Years of Service under this subsection (c) and under Section 4.3, employment with an Affiliated Employer shall be deemed employment with the Employer.

For purposes of determining a Participant’s vested percentage of the Net Value of his Matching Contribution Account, all Years of Service shall be included except Years of Service prior to an Employee’s attainment of age eighteen (18).

(d)	The vested Net Value of a Participant’s Matching Contribution Account shall be determined as follows:

(i)	the Participant’s Matching Contribution Account shall first be increased to include (A) that portion of such Account which had been previously withdrawn in accordance with Sections 7.2 and 7.3 and (B) that portion of such Account which had been borrowed in accordance with Article VIII and is outstanding on the date of this determination;

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Article IV —

Vesting and Forfeitures

(ii)	the applicable vested percentage determined in accordance with subsection (c) shall then be applied to such Account as determined in accordance with clause (i);

(iii)	the amount determined in accordance with clause (ii) shall then be reduced by (A) that portion of such Account which had been previously withdrawn in accordance with Sections 7.2 and 7.3 and (B) that portion of such Account which had been borrowed in accordance with Article VIII and is outstanding on the date of this determination.

4.2	Forfeitures

If a Participant who is not fully vested in the Net Value of his Accounts terminates employment, the Trust Fund Units representing the non-vested portion of his Accounts shall constitute Forfeitures after incurring five (5) consecutive One Year Breaks in Service. Forfeitures shall be reallocated on the last day of the Plan Year during which the former Participant incurred five (5) consecutive One Year Breaks in Service, to the’ Matching Contribution Accounts of Participants with a Compensation Reduction Agreement in effect.

Commencing                     , if a Participant who is not fully vested in the Net Value of his Accounts terminates employment, the Units representing the nonvested portion of his Accounts shall constitute Forfeitures. As of such date, all Forfeitures, including Units representing the non-vested portion of Accounts which have not yet been forfeited in accordance with the preceding paragraph, shall be held in suspense and applied to reduce the amount of the next subsequent Matching Contributions otherwise required to be made.

With respect to a Participant’s Matching Contribution Account, anything in Section 4.1 to the contrary notwithstanding, any Matching Contribution forfeited in accordance with the sixth paragraph of Section 3.2(a), the second paragraph of Section 3.2(c), the fifth paragraph of Section 3.8 or the second paragraph of Section 3.13(f), shall be applied to reduce the amount of subsequent Matching Contributions otherwise required to be made.

If a former Participant who is not fully vested in the Net Value of his Accounts receives a distribution of his vested interest in the Net Value of his Accounts and is subsequently reemployed by the Employer prior to incurring five (5) consecutive One Year Breaks in Service, he shall have the Net Value of his Accounts as of the date he previously terminated employment reinstated, including amounts held in accordance with the first paragraph of this Section 4.2, provided he repays the full amount of his distribution before the end of the five (5) consecutive One Year Breaks in Service commencing with the date of distribution. The reinstated amount shall be unadjusted by any gains or losses occurring subsequent to the Participant’s termination of employment and prior to repayment of such distribution. If such former Participant does not repay the full amount of his distribution before the end of the five (5) consecutive One Year Breaks in Service commencing with the date of distribution, the Net Value of his Accounts as of the date he previously terminated employment shall not be reinstated.

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Article IV —

Vesting and Forfeitures

If a former Participant who is not fully vested in the Net Value of his Accounts elects to defer distribution of his vested account interest or elects to receive installment payments pursuant to Section 7.5(d), the nonvested portion of such former Participant’s Account shall be forfeited as provided in the first paragraph of this Section 4.2, as of the date of his Termination of Service; provided, however, that if such former Participant is reemployed before incurring five (5) consecutive One Year Breaks in Service, the nonvested portion of his Accounts shall be reinstated in its entirety, unadjusted by any gains or losses occurring subsequent to the distribution.

4.3	Vesting upon Reemployment

(a)	For purposes of this Section 4.3, “Year of Service” means an Employee’s Year of Service determined in accordance with Section 4.1(c).

(b)	For the purpose of determining a Participant’s vested interest in the Net Value of his Matching Contribution Account:

(i)	if an Employee is not vested in any Matching Contributions, incurs a One Year Break in Service and again performs an Hour of Service, such Employee shall receive credit for his Years of Service prior to his One Year Break in Service only if the number of consecutive One Year Breaks in Service is less than the greater of: (A) five (5) years or (B) the aggregate number of his Years of Service credited before his One Year Break in Service.

(ii)	if a Participant is partially vested in any Matching Contributions, incurs a One Year Break in Service and again performs an Hour of Service, such Participant shall receive credit for his Years of Service prior to his One Year Break in Service; provided, however, that after five (5) consecutive One Year Breaks in Service, a former Participant’s vested interest in the Net Value of the Matching Contribution Account attributable to Years of Service prior to his One Year Break in Service shall not be increased as a result of his Years of Service following his reemployment date.

(iii)	if a Participant is fully vested in any Matching Contributions, incurs a One Year Break in Service and again performs an Hour of Service, such Participant shall receive credit for all his Years of Service prior to his One Year Break in Service.

709	33	The Savings Bank of Utica

Article V —

Trust Fund and Investment Accounts

ARTICLE V —

TRUST FUND AND INVESTMENT ACCOUNTS

5.1	Trust Fund

The Employer has adopted the Trust Agreement as the funding vehicle with respect to the Investment Accounts.

All contributions forwarded by the Employer to the Trustee pursuant to the Trust Agreement shall be held by them in trust and shall be invested as provided in Article VI and in accordance with the terms and provisions of the Trust Agreement.

All assets of the Plan shall be held for the exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits. No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits and for defraying reasonable administrative expenses of the Plan and Trust Fund. No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

The Trustee shall invest and reinvest the Trust Fund, and the income therefrom, without distinction between principal and income, in accordance with the terms and provisions of the Trust Agreement. The Trustee may maintain such part of the Trust Fund in cash uninvested as they shall deem necessary or desirable. The Trustee shall be the owner of and have title to all the assets of the Trust Fund and shall have full power to manage the same, except as otherwise specifically provided in the Trust Agreement.

5.2	Interim Investments

The Trustee may temporarily invest any amounts designated for investment in any of the Investment Accounts of the Trust Fund identified herein in an Investment Account which provides for a stable investment return, as determined by the Trustee and retain the value of such contributions therein pending the allocation of such values to the Investment Accounts designated for investment.

5.3	Account Values

The Net Value of the Accounts of an Employee means the sum of the total Net Value of each Account maintained on behalf of the Employee in the Trust Fund as determined as of the Valuation Date coincident with or next following the event requiring the determination of such Net Value. The assets of any Account shall consist of the Trust Fund Units credited to such Account. The Trust Fund Units shall be valued from time to time by the Trustee, in accordance with the Trust Agreement, but not less often than monthly. On the basis of such valuations, each Employee’s Accounts shall be adjusted to

709	34	The Savings Bank of Utica

Article V —

Trust Fund and Investment Accounts

reflect the effect of income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions during the period ending on the applicable Valuation Date.

Upon receipt by the Trustee of Before-Tax Contributions, Matching Contributions, and, if applicable, Post-Tax Contributions, Rollover Contributions and Special Contributions, such contributions shall be applied to purchase Trust Fund Units for such Employee’s Account, using the value of such Trust Fund Units as of the close of business on the date received. Whenever a distribution or withdrawal is made to a Participant, Beneficiary or other person entitled to benefits, the appropriate number of Trust Fund Units credited to such Employee shall be reduced accordingly and each such distribution or withdrawal shall be charged against the Trust Fund Units of the Investment Accounts of such Employee pro rata according to their respective values.

For the purposes of this Section 5.3, fractions of Trust Fund Units as well as whole Trust Fund Units may be purchased or redeemed for the Account of an Employee.

709	35	The Savings Bank of Utica

Article VI —

Investment Directions, Changes of Investment Directions

and Transfers Between Investment Accounts

ARTICLE VI —

INVESTMENT DIRECTIONS, CHANGES OF INVESTMENT DIRECTIONS

AND TRANSFERS BETWEEN INVESTMENT ACCOUNTS

6.1	Investment Directions

Upon electing to participate, each Participant shall direct that the contributions made to his Accounts shall be applied to purchase Trust Fund Units in any one or more of the Investment Accounts of the Trust Fund. Such direction shall indicate the percentage, in multiples of one percent 1%, in which Before-Tax Contributions, Matching Contributions, Special Contributions, Post-Tax Contributions and Rollover Contributions shall be made to the designated Investment Accounts.

To the extent a Participant shall fail to make an investment direction, contributions made on his behalf shall be applied to purchase Trust Fund Units in an Investment Account which provides for a stable investment return, as determined by the Trustee.

6.2	Change of Investment Directions

A Participant may change any investment direction at any time, in the form and manner prescribed by the Committee, either: (a) by completing and filing a notice at least ten (10) days prior to the effective date of such direction, or, (b) by telephone or other electronic medium. Any such change shall be subject to the same conditions as if it were an initial direction and shall be applied only to any contributions to be invested on or after the effective date of such direction.

6.3	Transfers Between Investment Accounts

A Participant or Beneficiary may, at any time, redirect the investment of his Investment Accounts such that a percentage of any one or more Investment Accounts may be transferred to any one or more other Investment Accounts in the form and manner prescribed by the Committee, either: (a) by filing a notice at least ten (10) days prior to the effective date of such change, or, (b) by telephone or other electronic medium. The requisite transfers shall be valued as of the Valuation Date on which the direction is received by the Trustee.

6.4	Employees Other than Participants

(a)	Investment Direction

An Employee who is not a Participant but who has made a Rollover Contribution in accordance with the provisions of Section 3.12, shall direct, in the form and manner prescribed by the Committee, that such contribution be applied to the purchase of Trust Fund Units in any one or more of the Investment Accounts.

709	36	The Savings Bank of Utica

Article VI —

Investment Directions, Changes of Investment Directions

and Transfers Between Investment Accounts

Such direction shall indicate the percentage, in multiples of one percent (1%), in which contributions shall be made to the designated Investment Accounts. To the extent any Employee shall fail to make an investment direction, the Rollover Contributions shall be applied to the purchase of Trust Fund Units in the Investment Account which provides for a stable investment return, as determined by the Trustee.

(b)	Transfers Between Investment Accounts

An Employee who is not a Participant may, subject to the provisions of Section 6.3, at any time, redirect the investment of his Investment Accounts such that a percentage of any one or more Investment Accounts may be transferred to any one or more other Investment Accounts. The requisite transfers shall be valued as of the Valuation Date on which the direction is received by the Trustee.

709	37	The Savings Bank of Utica

Article VII —

Payment of Benefits

ARTICLE VII —

PAYMENT OF BENEFITS

7.1	General

(a)	The vested interest in the Net Value of any one or more of the Accounts of a Participant, Beneficiary or any other person entitled to benefits under the Plan shall be paid only at the times, to the extent, in the manner, and to the persons provided in this Article VII.

(b)	Notwithstanding the foregoing, if payments are to be made on a monthly basis and if payments are fifty dollars ($50.00) or less, the Committee, in its sole discretion, may determine to make such payments in a lump sum or in quarterly, semi-annual, or annual installments.

(c)	The Net Value of any one or more of the Accounts of a Participant shall be subject to the provisions of Section 8.7.

(d)	Notwithstanding any provisions of the Plan to the contrary, any and all withdrawals, distributions or payments made under the provisions of this Article VII shall be made in accordance with Section 401(a)(9) of the Code and any and all Income Tax Regulations promulgated thereunder.

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

7.2	Non-Hardship Withdrawals

(a)	Subject to the terms and conditions contained in this Section 7.2, upon ten (10) days prior written notice to the Committee each Participant, or each Employee who solely maintains a Rollover Contribution Account, shall be entitled to withdraw (i) not more often than once during any Plan Year all or any portion of the vested interest in the Net Value of his Before-Tax Contribution Account, Rollover Contribution Account and Matching Contribution Account and (ii) once in any twelve (12) months, all or any portion of the Net Value of his Post-Tax Contribution Account, in the following order of priority:

(A)	the Net Value of his Post-Tax Contribution Account;

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Article VII —

Payment of Benefits

(B)	the Net Value of his Before-Tax Contribution Account, provided he has attained age fifty-nine and one-half (59 1/2);

(C)	the Net Value of the Employee’s Rollover Contribution Account provided that such Participant or Employee has attained age fifty-nine and one half (59 1/2) and shall have satisfied such additional terms and conditions, if any, as the Committee may deem necessary; and

(D)	the vested interest in the Net Value of his Matching Contribution Account, provided he has attained age fifty-nine and one half (59 1/2).

(b)	Withdrawals under this Section 7.2 shall be made by the redemption of Trust Fund Units from each of the Participant’s Accounts on a pro rata basis from the Investment Accounts selected by the Participant pursuant to Article VI.

7.3	Hardship Distributions

(a)	For purposes of this Section 7.3, a “Hardship” distribution shall mean a distribution that is (i) made on account of a condition which has given rise to immediate and heavy financial need of a Participant and (ii) necessary to satisfy such financial need. A determination of the existence of an immediate and heavy financial need and the amount necessary to meet the need shall be made by the Committee in accordance with uniform nondiscriminatory standards with respect to similarly situated persons.

(b)	Immediate and Heavy Financial Need:

A Hardship distribution shall be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of:

(i)	expenses for medical care described under Section 213(d) of the Code which were previously incurred by the Participant, the Participant’s Spouse or any of the Participant’s dependents as defined under Section 152 of the Code or expenses which are necessary to obtain medical care described under Section 213(d) of the Code for the Participant, the Participant’s Spouse or any of the Participant’s dependents as defined under Section 152 of the Code; or

(ii)	purchase (excluding mortgage payments) of a principal residence of the Participant; or

(iii)	payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse, children or any of the Participant’s dependents as defined under Section 152 of the Code; or

709	39	The Savings Bank of Utica

Article VII —

Payment of Benefits

(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(v)	any other condition which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, deems to be an immediate and heavy financial need.

(c)	Necessary to Satisfy Such Financial Need:

(i)	A distribution will be treated as necessary to satisfy an immediate and heavy financial need of a Participant if: (A) the amount of the distribution is not in excess of (1) the amount required to relieve the financial need of the Participant and (2) if elected by the Participant, an amount necessary to pay any federal, state or local income taxes and penalties reasonably anticipated to result from such distribution, and (B) such need may not be satisfied from other resources that are reasonably available to the Participant.

(ii)	A distribution will be treated as necessary to satisfy a financial need if the Committee reasonably relies upon the Participant’s representation that the need cannot be relieved:

(A)	through reimbursement or compensation by insurance or otherwise,

(B)	by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(C)	by cessation of Before-Tax Contributions or Employee contributions, if any, under the Plan, or

(D)	by other distributions or nontaxable loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this subsection (c)(ii), the Participant’s resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Participant.

(iii)	Alternatively, a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if (A) or (B) are met:

(A)	all of the following requirements are satisfied:

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Article VII —

Payment of Benefits

(1)	the distribution is not in excess of (1) the amount of the immediate and heavy financial need of the Participant and (2) if elected by the Participant, an amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

(II)	the Participant has obtained all distributions, other than Hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

(III)	the Plan, and all other plans maintained by the Employer, provide that the Participant’s elective contributions and Employee contributions, if any, will be suspended for at least twelve (12) months after receipt of the Hardship distribution; and

(IV)	the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant’s taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year, less the amount of such Participant’s elective contributions for the taxable year of the Hardship distribution; or

(B)	the requirements set forth in additional methods, if any, prescribed by the Commissioner of Internal Revenue (through the publication of revenue rulings, notices and other documents of general applicability) are satisfied.

(d)	A Participant who has withdrawn the maximum amounts available to such Participant under Section 7.2 or a Participant who is not eligible for a withdrawal thereunder, other than with respect to Post-Tax Contributions, may, in case of Hardship (as defined under this Section 7.3), apply not more often than twice in any Plan Year to the Committee for a Hardship distribution. Any application for a Hardship distribution shall be made in writing to the Committee at least ten (10) days prior to the requested date of payment. Hardship distributions may be made by a distribution of all or a portion of an Employee’s (i) Before-Tax Contributions, (ii) Net Value of his Rollover Contribution Account, and (iii) vested interest in the Net Value of his Matching Contribution Account.

(e)	Distributions under this Section 7.3 shall be made in the following order of priority:

(i)	Participant’s Before-Tax Contribution Account, exclusive of investment earnings;

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Article VII —

Payment of Benefits

(ii)	the Net Value of the Employee’s Rollover Contribution Account; and

(iii)	the vested interest in the Net Value of his Matching Employer Contribution Account.

(f)	Distributions under this Section 7.3 shall be made by the redemption of Trust Fund Units from each of the Participant’s Accounts on a pro rata basis from the Investment Accounts selected by the Participant pursuant to Article VI.

(g)	A Participant who receives a Hardship distribution under this Section 7.3 may have his Before-Tax Contributions suspended in accordance with Section 3.3 and his Post-Tax Contributions suspended in accordance with Section 3.7.

7.4	Distribution of Benefits Following Retirement Or Termination of Service

(a)	If an Employee incurs a Termination of Service for any reason other than death, a distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee in accordance with the provisions of Section 7.5 or 7.6 or 7.8. The amount of such distribution shall be the vested interest in the Net Value of his Accounts. The Net Value shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation acceptable to the Trustee for such purpose.

(b)	An election by an Employee to receive the vested interest in the Net Value of his Accounts in a form other than in the normal form of benefit payment set forth in Sections 7.5(a) and (b) and Sections 7.6(a) and (b) may not be revoked or amended by him after he terminates his employment. Notwithstanding the foregoing, an Employee who elected to receive payment of benefits as of a deferred Valuation Date or in the form of installments, may, by completing and filing the form prescribed by the Committee, change to another form of benefit payment.

(c)	An Employee who incurs a Termination of Service and is reemployed by the Employer prior to the distribution of all or part of the entire vested interest in the Net Value of his Accounts in accordance with the provisions of Section 7.5 or 7.6, shall not be eligible to receive or to continue to receive such distribution during his period of reemployment with the Employer. Upon such Employee’s subsequent Termination of Service, his prior election to receive a distribution in a form other than the normal form of benefit payment shall be null and void and the vested interest in the Net Value of his Accounts shall be distributed to him in accordance with the provisions of Section 7.5 or 7.6 or 7.8.

7.5	Payments upon Retirement or Disability

(a)	If an Employee incurs a Termination of Service as of his Normal Retirement Date, or his Postponed Retirement Date, or if an Employee incurs a Termination of

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Article VII —

Payment of Benefits

Service due to Disability and the Net Value of his Accounts is less than or equal to three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), a lump sum distribution of the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating that the Employee incurred a Termination of Service as of such Retirement Date or date of Disability.

(b)	If an Employee incurs a Termination of Service as of his Normal Retirement Date, Postponed Retirement Date or if an Employee incurs a Termination of Service due to Disability and the Net Value of his Accounts exceeds three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the later of (i) the date the Employee attained Normal Retirement Date or Postponed Retirement Date or would have attained his Normal Retirement Date if he were still employed by the Employer, or (ii) the date of receipt by the Trustee of the proper documentation indicating such Retirement Date.

(c)	In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service as of his Retirement Date or incurs a Termination of Service due to Disability and the Net Value of his Accounts exceeds three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), may file an election form to receive the vested interest in the Net Value of his Accounts as a lump sum distribution as of some other Valuation Date following his Termination of Service and prior to his Normal Retirement Date. The vested interest in the Net Value of his Accounts shall be distributed to such Employee as a lump sum distribution within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating the Employee’s distribution date.

(d)	In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service as of his Retirement Date or incurs a Termination of Service due to Disability may, subject to the required minimum distribution provisions of Sections 7.9(b) and 7.9(c), file an election form to receive the vested interest in the Net Value of his Accounts in the form of monthly, quarterly, semi-annual or annual installment payments over a period of years, as elected by the Participant, provided that such period may not exceed beyond the life expectancy of such Employee. The vested interest in the Net Value of his Accounts shall be determined as of such Valuation Date or Valuation Dates in each such Plan Year as may be elected by such Employee and shall be based on the respective values of the Employee’s Trust Fund Units in each Investment Account as of such Valuation Date or Valuation Dates. The amount

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Payment of Benefits

of the installment payment shall be distributed by the redemption of Trust Fund Units from the Employee’s Accounts on a pro rata basis among such Employee’s Investment Accounts. Any portion of the vested interest in the Net Value of the Accounts of such former Employee which shall not have been so paid shall continue to be held for his benefit or for the benefit of his Beneficiary in the Employee’s Investment Accounts.

(e)	In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service as of his Retirement Date or incurs a Termination of Service due to Disability may elect to defer receipt of the vested interest in the Net Value of his Accounts beyond his Normal Retirement Date or Postponed Retirement Date. The applicable form must be filed at least ten (10) days prior to the Employee’s Retirement Date. If such an election is made, the vested interest in the Net Value of his Accounts shall continue to be held in the Trust Fund. Subject to the required minimum distribution provisions of Sections 7.9(b) and 7.9(c), the vested interest in the Net Value of his Accounts shall (i) be distributed to such Employee as a lump sum distribution within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating the Employee’s deferred distribution date or (ii), upon the election of the Employee, commence to be distributed in installments in accordance with the provisions of subsection (d).

(f)	In lieu of the normal form of benefit payment set forth in subsections (a) and (b), an Employee who incurs a Termination of Service as of his Retirement Date or incurs a Termination of Service due to Disability may, at least ten (10) days prior to the date on which his benefit is scheduled to be paid, file an election form that a lump sum distribution equal to the vested interest in the Net Value of his Accounts be paid in a Direct Rollover pursuant to Section 7.8. The amount of such lump sum distribution shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation.

7.6	Payments upon Termination of Service for Reasons Other Than Retirement or Disability

(a)	If an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, has not elected to receive his benefit pursuant to an optional form of benefit payment in accordance with the provisions of subsection (c) or (d) and the vested interest in the Net Value of the Employee’s Accounts is equal to or less than three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating that he incurred a Termination of Service.

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Payment of Benefits

(b)	If an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, has not elected to receive his benefit pursuant to an optional form of benefit payment in accordance with the provisions of subsection (c) or (d) and the vested interest in the Net Value of the Employee’s Accounts exceeds three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), a lump sum distribution of the vested interest in the Net Value of his Accounts shall be made to the Employee within seven (7) days of the Valuation Date coincident with the later of (i) the date the Employee would have attained his Normal Retirement Date if he were still employed by the Employer or (ii) the date of receipt by the Trustee of the proper documentation indicating the Employee’s attainment of Normal Retirement Date.

(c)	In lieu of the normal form of benefit payment set forth in subsection (b), an Employee who incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability, may file an election form to receive the vested interest in the Net Value of his Accounts as a lump sum distribution as of some other Valuation Date following his Termination of Service and prior to the date he would have attained his Normal Retirement Date. The vested interest in the Net Value of his Accounts shall be distributed to such Employee as a lump sum distribution as of some other Valuation Date following the date of receipt by the Trustee of the proper documentation indicating the Employee’s distribution date.

(d)	In lieu of the normal form of benefit payment set forth in subsections (a) and (b), an Employee who incurs a Termination of Service as of a date other than his Retirement Date or for reasons other than Disability may, at least ten (10) days prior to the date on which his benefit is scheduled to be paid, file an election form that a lump sum distribution equal to the vested interest in the Net Value of his Accounts be paid in a Direct Rollover pursuant to Section 7.8. The amount of such lump sum distribution shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation.

(e)	If an Employee incurs a Termination of Service as of a date other than a Retirement Date or for reasons other than Disability and has not elected to receive the vested interest in the Net Value of his Accounts pursuant to an optional form of benefit payment in accordance with subsection (c) or (d), the Employer shall notify the Trustee of such termination.

7.7	Payments Upon Death

(a)	In the case of a married Participant, the Spouse shall be the designated Beneficiary. Notwithstanding the foregoing, such Participant may effectively elect to designate a person or persons other than the Spouse as Beneficiary. Such an election shall not be effective unless (i) such Participant’s Spouse irrevocably

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consents to such election in writing, (ii) such election designates a Beneficiary which may not be changed without spousal consent or the consent of the Spouse expressly permits designation by the Participant without any requirement of further consent by the Spouse, (iii) the Spouse’s consent acknowledges understanding of the effect of such election and (iv) the consent is witnessed by a Plan representative or acknowledged before a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan representative that such written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the consent hereunder shall not be required. Any consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent.

(b)	In the case of a single Participant, Beneficiary means a person or persons who have been designated under the Plan by such Participant or who are otherwise entitled to a benefit under the Plan.

(c)	The designation of a Beneficiary who is other than a Participant’s Spouse and the designation of any contingent Beneficiary shall be made in writing by the Participant in the form and manner prescribed by the Committee and shall not be effective unless filed prior to the death of such person. If more than one person is designated as a Beneficiary or a contingent Beneficiary, each designated Beneficiary in such Beneficiary classification shall have an equal share unless the Participant directs otherwise. For purposes of this Section 7.7, “person” includes an individual, a trust, an estate, or any other person or entity designated as a Beneficiary.

(d)	A married Participant who has designated a person or persons other than the Spouse as Beneficiary may, without the consent of such Spouse, revoke such prior election by submitting written notification of such revocation. Such revocation shall result in the reinstatement of the Spouse as the designated Beneficiary unless the Participant effectively designates another person as Beneficiary in accordance with the provisions of subsection (a). The number of election forms and revocations shall not be limited.

(e)	Upon the death of a Participant the remaining vested interest in the Net Value of his Accounts shall become payable, in accordance with the provisions of subsection (g), to his Beneficiary or contingent Beneficiary. If there is no such Beneficiary, the remaining vested interest in the Net Value of his Accounts shall be payable to the executor or administrator of his estate, or, if no such executor or administrator is appointed and qualifies within a time which the Committee shall, in its sole and absolute discretion, deem to be reasonable, then to such one or more of the descendants and blood relatives of such deceased Participant as the Committee, in its sole and absolute discretion, may select.

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Article VII —

Payment of Benefits

(f)	If a designated Beneficiary entitled to payments hereunder shall die after the death of the Participant but before the entire vested interest in the Net Value of Accounts of such Participant has been distributed, then the remaining vested interest in the Net Value of Accounts of such Participant shall be paid, in accordance with the provisions of subsection (g), to the surviving Beneficiary who is not a contingent Beneficiary, or, if there are no such surviving Beneficiaries then living, to the designated contingent Beneficiaries as shall be living at the time such payment is to be made. If there is no designated contingent Beneficiary then living, the remaining interest in the Net Value of his Accounts shall be paid to the executor or administrator of the estate of the last to die of the Beneficiaries who are not contingent Beneficiaries.

(g)	If a Participant dies before his entire vested interest in the Net Value of his Accounts has been distributed to him, the remainder of such vested interest shall be paid to his Beneficiary or, if applicable, his contingent Beneficiary, in a lump sum distribution as soon as practicable following the date of the Participant’s death. Notwithstanding the foregoing, if, prior to the Participant’s death:

(i)	the Participant had elected to receive a deferred lump sum distribution and had not yet received such distribution, such Beneficiary shall receive a lump sum distribution as of the earlier of: (A) the Valuation Date set forth in the Participant’s election or (B) the last Valuation Date which occurs within one (1) year of the Participant’s death; or

(ii)	the Participant had elected to receive and had begun receiving a distribution in the form of installments, such Beneficiary shall receive distributions over the remaining installment period, at the times set forth in such election.

If the Beneficiary is the Participant’s Spouse and if benefits are payable to such Beneficiary as an immediate or deferred lump sum distribution, such Spouse may defer the distribution up to the date on which the Participant would have attained age seventy and one-half (70 1/2). If such Spouse dies prior to such distribution, the prior sentence shall be applied as if the Spouse were the Participant.

(h)	Notwithstanding anything in the Plan to the contrary, the provisions of subsections (a) through (g) shall also apply to a person who is not a Participant but who has made a contribution to and maintains a Rollover Contribution Account under the Plan.

7.8	Direct Rollover of Eligible Rollover Distributions

For purposes of this Section 7.8, the following definitions shall apply:

(a)	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

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(b)	“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former spouse.

(c)	“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(d)	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective January 1, 2000, any Hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.8, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

7.9	Commencement of Benefits

(a)	Unless the Employee elects otherwise in accordance with the Plan, in no event shall the payment of benefits commence later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur: (i) the attainment by the Employee of age sixty-five (65), (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan or Prior Plan, or (iii) the termination of the Employee’s employment with the Employer; provided, however, that if the amount of the payment required to commence on the date determined under this sentence cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan.

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Payment of Benefits

(b)	Distributions to five-percent owners:

The vested interest in the Net Value of the Accounts of a five-percent owner (as described in Section 416(i) of the Code and determined with respect to the Plan Year ending in the calendar year in which such individual attains age seventy and one-half (70 1/2)) must be distributed or commence to be distributed no later than the first day of April following the calendar year in which such individual attains age seventy and one-half (70 1/2). The vested interest in the Net Value of the Accounts of an Employee who is not a five-percent owner (as described in Section 416(i) of the Code) for the Plan Year ending in the calendar year in which such person attains age seventy and one-half (70 1/2) but who becomes a five-percent owner (as described in Section 416(i) of the Code) for a later Plan Year must be distributed or commence to be distributed no later than the first day of April following the last day of the calendar year that includes the last day of the first Plan Year for which such individual is a five-percent owner (as described in Section 416(i) of the Code).

(c)	Subject to Section 7.1(d), distributions to other than five-percent owners:

The vested interest in the Net Value of the Accounts of an Employee who is not a five-percent owner and who attained age seventy and one-half (70 1/2) prior to January 1, 1988, must be distributed or commence to be distributed no later than the first day of April following the calendar year in which occurs the later of: (i) his termination of employment or (ii) his attainment of age seventy and one-half (70 1/2).

Except as otherwise provided in the following paragraph, the vested interest in the Net Value of the Accounts of any Employee who attains age seventy and one-half (70 1/2) after December 31, 1987, must be distributed or commence to be distributed no later than the first day of April following the later of: (A) the 1989 calendar year or (B) the calendar year in which such individual attains age seventy and one-half (70 1/2).

Effective January 1, 1997, an Employee otherwise required to receive a distribution under the preceding paragraph, may elect to defer distribution of the Net Value of his Accounts to the date of his termination of employment.

Notwithstanding the foregoing, the vested interest in the Net Value of the Accounts of (I) any Employee who becomes a Participant on or after January 1, 1997 or (II) any Employee who attains age seventy and one-half (70 1/2) on or after January 1, 2000, must be distributed or commence to be distributed no later than the first day of April following the calendar year in which occurs the later of:

(1)	his termination of employment or (2) his attainment of age seventy and one-half (70 1/2).

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Article VIII —

Loans to Participants

ARTICLE VIII —

LOANS TO PARTICIPANTS

8.1	Definitions and Conditions

(a)	For purposes of this Article VIII, the following terms and phrases shall have the meanings hereafter ascribed to them:

(i)	“Borrower” means a Participant or a “Party in Interest” (as defined under Section 3(14) of ERISA) who maintains an Account, provided such Participant or Party in Interest is not receiving a benefit payment in accordance with the provisions of Section 7.5(d) or 7.7.

(ii)	“Loan Account” means the separate, individual account established on behalf of a Borrower in accordance with the provisions of Section 8.4(d).

(b)	To the extent permitted under the provisions of this Article VIII and subject to the terms and conditions set forth herein, a Borrower may request a loan from his Accounts. Any loans made in accordance with this Article VIII shall not be subject to the provisions of Article VI.

8.2	Loan Amount

Upon a finding by the Committee that all requirements hereunder have been met, a Borrower may request a loan from his Accounts, in an amount up to the lesser of: (a) fifty percent (50%) of the Net Value as of the close of business on the date the loan is processed of the Before-Tax Contribution Account, vested Matching Contribution Account, Post-Tax Contribution Account and Rollover Contribution Account, or (b) fifty thousand dollars ($50,000), reduced by the highest outstanding loan balance during the preceding twelve (12) months. There is no minimum limit on loan amounts under the Plan.

8.3	Term of Loan

All loans shall be for a fixed term of not more than five (5) years, except that a loan which shall be used to acquire any dwelling which within a reasonable time is to be used as the principal residence of the Borrower, may, in the discretion of the Committee, be made for a term as determined by the Committee, based on maturity dates quoted at local commercial banks. Interest on a loan shall be based on a reasonable rate of interest. Such rate shall be the “prime rate” as set forth in the first publication of The Wall Street Journal issued during the month in which the Borrower requests the loan, rounded to the nearest quarter of one percent (1/4 of 1%), increased by one (1) percentage point. Such rate shall remain in effect until the Loan Account is closed.

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Article VIII —

Loans to Participants

8.4	Operational Provisions

(a)	An application for a loan shall be filed in the form and manner prescribed by the Committee and shall be subject to the fees set forth in Section 9.11. If the Committee shall approve such application, the Committee shall establish the amount of such loan and such loan shall be effected as of the Valuation Date next following receipt by the Trustee.

(b)	The amount of the loan shall be distributed from the Investment Accounts in which the Borrower’s Accounts are invested, in the following order of priority:

(i)	Post-Tax Contribution Account;

(ii)	Before-Tax Contribution Account;

(iii)	Rollover Contribution Account; and

(iv)	vested Matching Contribution Account.

Distributions from each of the foregoing Accounts shall be made on a pro rata basis among the Investment Accounts selected pursuant to Section 6.1.

(c)	The proceeds of a loan shall be distributed to the Borrower as soon as practicable after the Valuation Date as of which the loan is processed; provided, however, that the Borrower shall have satisfied such reasonable conditions as the Committee shall deem necessary, including, without limitation: (i) the delivery of an executed promissory note for the amount of the loan, including interest, payable to the order of the Trustee; (ii) an assignment to the Plan of such Borrower’s interest in his Accounts to the extent of such loan; and (iii) if the Borrower is actively employed by the Employer, an authorization to the Employer to make payroll deductions in order to repay his loan to the Plan. The aforementioned promissory note shall be duly acknowledged and executed by the Borrower and shall be held by the Trustee, or the Committee as agent for the Trustee, as an asset of the Borrower’s Loan Account pursuant to subsection (d).

(d)	A Loan Account shall be established for each Borrower with an outstanding loan pursuant to this Article VIII. Each Loan Account shall be comprised of a Borrower’s (i) executed promissory note and (ii) installment payments of principal and interest made pursuant to Section 8.5(a). Upon full payment and satisfaction of the outstanding Loan Account balance, a Borrower’s promissory note shall be marked paid in full, returned to the Borrower, and his Loan Account thereupon closed.

(e)	As of each Valuation Date coincident with or next succeeding each payment of principal and interest on a loan, the then current balance of each Borrower’s Loan Account shall be debited by the amount of such payment and such amount shall

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Article VIII —

Loans to Participants

be transferred for investment in accordance with Section 8.5(c) to the appropriate Borrower’s Account. If the Committee established a lien against the Borrower’s Accounts pursuant to Section 8.6(b), and foreclosure of such lien is deferred until the Borrower’s Termination of Service pursuant to Section 8.6(b)(i), for each month that foreclosure of the lien is deferred, the then current balance of the Borrower’s Loan Account shall be charged with interest on the unpaid principal and interest thereon.

(f)	Only one (1) loan shall be outstanding to any Borrower under this Article VIII at any time.

8.5	Repayments

(a)	If the Borrower is on the payroll of the Employer and unless otherwise agreed to by the Committee, repayments of loan principal, or the unpaid balance thereof, and interest thereon shall be made through payroll deductions. The first repayment shall be deducted as of the first payroll date occurring no later than three (3) weeks after the Committee submits the loan form for processing.

If the Borrower is not on the payroll of the Employer and unless otherwise agreed to by the Committee, repayments of loan principal, or the unpaid balance thereof, and interest thereon, shall be made in cash or cash equivalencies to the Employer in equal monthly installments for payment to his Loan Account.

(b)	Any amount repaid to the Plan by a Borrower with respect to a loan, including interest thereon, shall be invested as if such amount were a contribution to be invested in accordance with Section 6.1.

(c)	With respect to each Borrower’s Loan Account, any repayment of principal and interest made by a Borrower shall be credited, as of the Valuation Date coincident with or next succeeding such payment, to the Borrower’s Accounts in the order of priority established under Section 8.4(b). No Account having a lesser degree of priority shall be credited until the Account having the immediately preceding degree of priority has been restored by an amount equal to that which had been borrowed from such Account.

(d)	A Borrower may prepay his entire loan, plus all interest accrued and unpaid thereon, as of any Valuation Date. A Borrower will not be permitted to make partial prepayments to his or her Loan Accounts.

(e)	In the event the Plan is terminated, the entire unpaid principal amount of the loan hereunder, together with any accrued and unpaid interest thereon, shall become immediately due and payable.

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Article VIII —

Loans to Participants

8.6	Default

(a)	If a Borrower fails to make any payment on any loan when due under this Article VIII, the entire unpaid principal amount of such loan, together with any accrued and unpaid interest thereon, shall be deemed in default and become due and payable ninety (90) days after the initial date of payment delinquency.

(b)	If a Borrower fails to make any payment on a loan and is deemed to be in default pursuant to subsection (a), the Committee shall establish a lien against the Borrower’s Accounts in an amount equal to any unpaid principal and interest. The lien shall be foreclosed by applying the value of the Borrower’s Loan Account (determined as of the next Valuation Date immediately following foreclosure) in satisfaction of said unpaid principal and interest as follows:

(i)	if the Borrower is in the employment of the Employer, upon the Borrower’s Termination of Service; or

(ii)	if the Borrower is not in the employment of the Employer, immediately upon default.

Thereupon, the vested interest in the balance of the Borrower’s Accounts shall be distributed in accordance with the applicable provisions of the Plan.

(c)	The Committee may, in accordance with uniform rules established by it, restrict the right of any Borrower who has defaulted on a loan from the Plan to: (i) make withdrawals and/or loans from his Matching Contribution Account, Before-Tax Contribution Account, and/or Post-Tax Contribution Account and/or Rollover Contribution Account for a period not exceeding twelve (12) months or (ii) if the Borrower is an Eligible Employee, authorize Before-Tax Contributions or Post-Tax Contributions to be made on his behalf or make any other contributions to the Plan for a period not exceeding twelve (12) months.

8.7	Coordination of Outstanding Account and Payment of Benefits

(a)	If the Borrower has an outstanding Loan Account and is either (i) scheduled to receive or elects to receive a lump sum distribution in accordance with the provisions of Article VII, or (ii) scheduled to receive the last installment payment under a previous election made in accordance with the provisions of Article VII to receive payments in a form other than the normal form of benefit payments, then, at the time of the distribution or payment under clause (i) or (ii) above, the entire unpaid principal amount of the loan together with any accrued and unpaid interest thereon, shall become immediately due and payable. No Plan distribution, except as permitted under Section 7.2 or Section 7.3, shall be made to any Borrower unless and until such Borrower’s Loan Account, including accrued interest thereunder, has been liquidated and closed. If a Borrower fails to pay the outstanding balance of his Loan Account hereunder, such loan shall be satisfied as if a default had occurred pursuant to Section 8.6.

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Loans to Participants

(b)	Any reference in the Plan to the Net Value of a Borrower’s Accounts available for distribution to any Borrower, shall mean the value after the satisfaction of the entire unpaid principal loan amount or amounts and any accrued, unpaid interest thereon, as provided in this Article VIII.

709	54	The Savings Bank of Utica

Article IX —

Administration

ARTICLE IX —

ADMINISTRATION

9.1	General Administration of the Plan

The operation and administration of the Plan shall be subject to the management and control of the Named Fiduciaries designated by the Sponsoring Employer. The designation of such Named Fiduciaries, the terms of their appointment, and their duties and responsibilities allocated among them shall be as set forth in this Article IX. Any actions taken hereunder shall be conclusive and binding on Participants, Retired Participants, Employees, Beneficiaries and other persons, and shall not be overturned unless found to be arbitrary and capricious by a court of competent jurisdiction.

9.2	Designation of Named Fiduciaries

The management and control of the operation and administration of the Plan shall be allocated in the following manner:

(a)	The Trustee as a Named Fiduciary shall perform those functions set forth in the Trust Agreement or the Plan that are assigned to the Trustee.

(b)	The Sponsoring Employer shall designate one or more individuals to serve as member(s) of an employee benefits Committee to perform those functions set forth in the Trust Agreement or the Plan that are assigned to such Committee.

(c)	The Sponsoring Employer shall designate one or more individuals to serve as Plan Administrator and to perform those functions set forth in the Trust Agreement or the Plan that are assigned to the Plan Administrator.

9.3	Responsibilities of Fiduciaries

The Named Fiduciaries shall have only those powers, duties, responsibilities and obligations that are specifically allocated to them under the Plan or the Trust Agreement.

To the extent permitted by ERISA, each Named Fiduciary may rely upon any direction, information or action of another Named Fiduciary or the Sponsoring Employer as being proper under the Plan or the Trust Agreement and is not required to inquire into the propriety of any such direction, information or action and no Named Fiduciary shall be responsible for any act or failure to act of another Named Fiduciary or the Sponsoring Employer.

Neither the Named Fiduciaries nor the Employer guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

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Article IX —

Administration

The allocation of responsibility between the Trustee and the Sponsoring Employer may be changed by written agreement. Such reallocation shall be evidenced by Employer Resolutions and shall not be deemed an amendment to the Plan.

9.4	Plan Administrator

The Sponsoring Employer shall designate the Sponsoring Employer, one or more persons or a group of persons to act as Plan Administrator.

The Plan Administrator shall have the power and responsibility to: (a) furnish summary plan descriptions, annual reports and other notifications and disclosure statements to Participants and Beneficiaries, (b) maintain records and addresses of Participants and Beneficiaries, (c) designate any independent qualified accountant required to act with respect to the Plan under ERISA, and (d) provide notification of determinations under the claim procedure of the Plan.

Any person or persons designated as Plan Administrator shall serve until their successor or successors are designated and qualified. A Plan Administrator may resign upon written notice to the Sponsoring Employer or may be removed as Plan Administrator but only for a failure or inability, in the opinion of the Sponsoring Employer, of the Plan Administrator to carry out his responsibilities in an effective manner. Termination of employment with the Employer shall terminate designation as Plan Administrator.

The Plan Administrator is designated as the Plan’s agent for the service of legal process.

9.5	Committee

The members of the Committee designated by the Sponsoring Employer under Section 9.2(b) shall serve for such term(s) as the Sponsoring Employer shall determine and until their successors are designated and qualified. The term of any member of the Committee may be renewed from time to time without limitation as to the number of renewals. Any member of the Committee may (a) resign upon at least sixty (60) days written notice to the Sponsoring Employer or (b) be removed from office but only for his failure or inability, in the opinion of the Sponsoring Employer, to carry out his responsibilities in an effective manner. Termination of employment with the Employer shall be deemed to give rise to such failure or inability.

The powers and duties allocated to the Committee shall be vested jointly and severally in its members. Notwithstanding specific instructions to the contrary, any instrument or document signed on behalf of the Committee by any member of the Committee may be accepted and relied upon by the Trustee as the act of the Committee. The Trustee shall not be required to inquire into the propriety of any such action taken by the Committee nor shall they be held liable for any actions taken by them in reliance thereon.

The Sponsoring Employer may, pursuant to Employer Resolutions, change the number of individuals comprising the Committee, their terms of office or other conditions of their incumbency provided that there shall be at all times at least one individual member of the Committee. Any such change shall not be deemed an amendment to the Plan.

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Article IX —

Administration

9.6	Powers and Duties of the Committee

The Committee shall have authority to perform all acts it may deem necessary or appropriate in order to exercise the duties and powers imposed or granted by ERISA, the Plan, the Trust Agreement or any Employer Resolutions. Such duties and powers shall include, but not be limited to, the following:

(a)	Power to Construe - Except as otherwise provided in the Trust Agreement, the Committee shall have the power to construe the provisions of the Plan and to determine any questions which may arise thereunder.

(b)	Power to Make Rules and Regulations - The Committee shall have the power to make such reasonable rules and regulations as it may deem necessary or appropriate to perform its duties and exercise its powers. Such rules and regulations shall include, but not be limited to, those governing (i) the manner in which the Committee shall act and manage its own affairs, (ii) the procedures to be followed in order for Employees or Beneficiaries to claim benefits, and (iii) the procedures to be followed by Participants, Beneficiaries or other persons entitled to benefits with respect to notifications, elections, designations or other actions required by the Plan or ERISA.

(c)	Powers and Duties with Respect to Information - The Committee shall have the power and responsibility:

(i)	to obtain such information as shall be necessary for the proper discharge of its duties;

(ii)	to furnish to the Employer, upon request, such reports as are reasonable and appropriate;

(iii)	to receive, review and retain periodic reports of the financial condition of the Trust Fund; and

(iv)	to receive, collect and transmit to the Trustee all information required by the Trustee in the administration of the Accounts of the Employee as contemplated in Section 9.7.

(d)	Power of Delegation - The Committee shall have the power to delegate fiduciary responsibilities (other than trustee responsibilities defined under Section 405(c)(3) of ERISA) to one or more persons who are not members of the Committee. Unless otherwise expressly indicated by the Sponsoring Employer, the Committee must reserve the right to terminate such delegation upon reasonable notice.

(e)	Power of Allocation - Subject to the written approval of the Sponsoring Employer, the Committee shall have the power to allocate among its members specified fiduciary responsibilities (other than trustee responsibilities defined under Section 405(c)(3) of ERISA). Any such allocation shall be in writing and

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Article IX —

Administration

shall specify the persons to whom such allocation is made and the terms and conditions thereof.

(f)	Duty to Report - Any member of the Committee to whom specified fiduciary responsibilities have been allocated under subsection (e) shall report to the Committee at least annually. The Committee shall report to the Sponsoring Employer at least annually regarding the performance of its responsibilities as well as the performance of any persons to whom any powers and responsibilities have been further delegated.

(g)	Power to Employ Advisors and Retain Services - The Committee may employ such legal counsel, enrolled actuaries, accountants, pension specialists, clerical help and other persons as it may deem necessary or desirable in order to fulfill its responsibilities under the Plan.

9.7	Certification of Information

The Committee shall certify to the Trustee on such periodic or other basis as may be agreed upon, relevant facts regarding the establishment of the Accounts of an Employee, periodic contributions with respect to such Accounts, investment elections and modifications thereof and withdrawals and distributions therefrom. The Trustee shall be fully protected in maintaining individual Account records and in administering the Accounts of the Employee on the basis of such certifications and shall have no duty of inquiry or otherwise with respect to any transactions or communications between the Committee and Employees relating to the information contained in such certifications.

9.8	Authorization of Benefit Payments

The Committee shall forward to the Trustee any application for payment of benefits within a reasonable time after it has approved such application. The Trustee may rely on any such information set forth in the approved application for the payment of benefits to the Participant, Beneficiary or any other person entitled to benefits.

9.9	Payment of Benefits to Legal Custodian

Whenever, in the Committee’s opinion, a person entitled to receive any benefit payment is a minor or deemed to be physically, mentally or legally incompetent to receive such benefit, the Committee may direct the Trustee to make payment for his benefit to such individual or institution having legal custody of such person or to his legal representative. Any benefit payment made in accordance with the provisions of this Section 9.9 shall operate as a valid and complete discharge of any liability for payment of such benefit under the provisions of the Plan.

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Article IX —

Administration

9.10	Service in More Than One Fiduciary Capacity

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, regardless of whether any such person is an officer, employee, agent or other representative of a party in interest.

9.11	Payment of Expenses

The Employer will pay the ordinary administrative expenses of the Plan and compensation of the Trustee.

The Employer may, if determined by the Committee, charge Employees all or part of the reasonable expenses associated with withdrawals and other distributions, or Account transfers. The Employer will charge Employees loan origination fees and all annual maintenance fees associated with loans.

709	59	The Savings Bank of Utica

Article X —

Benefit Claims Procedure

ARTICLE X —

BENEFIT CLAIMS PROCEDURE

10.1	Definition

For purposes of this Article X, “Claimant” shall mean any Participant, Beneficiary or any other person entitled to benefits under the Plan or his duly authorized representative.

10.2	Claims

A Claimant may file a written claim for a Plan benefit with the Plan Administrator on the appropriate form to be supplied by the Plan Administrator. The Plan Administrator shall, in its sole and absolute discretion, review the Claimant’s application for benefits and determine the disposition of such claim.

10.3	Disposition of Claim

The Plan Administrator shall notify the Claimant as to the disposition of the claim for benefits under this Plan within ninety (90) days after the appropriate form has been filed unless special circumstances require an extension of time for processing. If such an extension of time is required, the Plan Administrator shall furnish written notice of the extension to the Claimant prior to the termination of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date the Plan Administrator expects to render a decision. In no event shall such extension exceed a period of one hundred-eighty (180) days from the receipt of the claim.

10.4	Denial of Claim

If a claim for benefits under this Plan is denied in whole or in part by the Plan Administrator, a notice written in a manner calculated to be understood by the Claimant shall be provided by the Plan Administrator to the Claimant and such notice shall include the following:

(a)	a statement that the claim for the benefits under this Plan has been denied;

(b)	the specific reasons for the denial of the claim for benefits, citing the specific provisions of the Plan which set forth the reason or reasons for the denial;

(c)	a description of any additional material or information necessary for the Claimant to perfect the claim for benefits under this Plan and an explanation of why such material or information is necessary; and

(d)	appropriate information as to the steps to be taken if the Claimant wishes to appeal such decision.

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Article X —

Benefit Claims Procedure

10.5	Inaction by Plan Administrator

A claim for benefits shall be deemed to be denied if the Plan Administrator shall not take any action on such claim within ninety (90) days after receipt of the application for benefits by the Claimant or, if later, within the extended processing period established by the Plan Administrator by written notice to the Claimant, in accordance with Section 10.3.

10.6	Right to Full and Fair Review

A Claimant who is denied, in whole or in part, a claim for benefits under the Plan may file an appeal of such denial. Such appeal must be made in writing by the Claimant or his duly authorized representative and must be filed with the Committee within sixty (60) days after receipt of the notification under Section 10.4 or the date his claim is deemed to be denied under Section 10.5. The Claimant or his representative may review pertinent documents and submit issues and comments in writing.

10.7	Time of Review

The Committee, independent of the Plan Administrator, shall conduct a full and fair review of the denial of claim for benefits under this Plan to a Claimant within sixty (60) days after receipt of the written request for review described in Section 10.6; provided, however, that an extension, not to exceed sixty (60) days, may apply in special circumstances. Written notice shall be furnished to the Claimant prior to the commencement of the extension period.

10.8	Final Decision

The Claimant shall be notified in writing of the final decision of such full and fair review by such Committee. Such decision shall be written in a manner calculated to be understood by the Claimant, shall state the specific reasons for the decision and shall include specific references to the pertinent Plan provisions upon which the decision is based. In no event shall the decision be furnished to the Claimant later than sixty (60) days after the receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within one hundred-twenty (120) days after receipt of such request for review.

709	61	The Savings Bank of Utica

Article XI —

Amendment, Termination, and Withdrawal

ARTICLE XI —

AMENDMENT, TERMINATION, AND WITHDRAWAL

11.1	Amendment and Termination

The Employer expects to continue the Plan indefinitely, but specifically reserves the right, in its sole and absolute discretion, at any time, by appropriate action of the Board, to terminate its Plan or to amend, in whole or in part, any or all of the provisions of the Plan. Subject to the provisions of Section 13.7, no such amendment or termination shall permit any part of the Trust Fund to be used for or diverted to purposes other than for exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits, and no such amendment or termination shall reduce the interest of any Participant, Beneficiary or other person who may be entitled to benefits, without his consent. In the event of a termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the Accounts of each affected Participant shall become fully vested and shall be distributable in accordance with the provisions of Article VII. In the event of a complete termination of the Plan, the Accounts of each affected Participant shall become fully vested and may alternatively be distributable as a lump sum distribution within seven (7) days of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation indicating the Participant’s distribution date.

If any amendment changes the vesting schedule, any Participant who has three (3) or more Years of Service may, by filing a written request with the Employer, elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment.

The period during which the Participant may elect to have his vested percentage computed under the prior vesting schedule shall commence with the date the amendment is adopted and shall end on the latest of:

(a)	sixty (60) days after the amendment is adopted;

(b)	sixty (60) days after the amendment becomes effective; or

(c)	sixty (60) days after the Participant is issued written notice of the amendment from the Employer.

11.2 Withdrawal from the Trust Fund

An Employer may withdraw its Plan from the Trust Fund in accordance with and subject to the provisions of the Trust Agreement.

709	62	The Savings Bank of Utica

Article XII —

Top-Heavy Plan Provisions

ARTICLE XII —

TOP-HEAVY PLAN PROVISIONS

12.1	Introduction

Any other provisions of the Plan to the contrary notwithstanding, the provisions contained in this Article XII shall be effective with respect to any Plan Year in which this Plan is a Top-Heavy Plan, as hereinafter defined.

12.2	Definitions

For purposes of this Article XII, the following words and phrases shall have the meanings stated herein unless a different meaning is plainly required by the context.

(a)	“Account,” for the purpose of determining the Top-Heavy Ratio, means the sum of (i) a Participant’s Accounts as of the most recent Valuation Date and (ii) an adjustment for contributions due as of the Determination Date.

(b)	“Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year. With respect to the first Plan Year, “Determination Date” means the last day of such Plan Year.

(c)	“Five-Percent Owner” means, if the Employer is a corporation, any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) more than five percent (5%) of the value of the outstanding stock of, or more than five percent (5%) of the total combined voting power of all the stock of, the Employer. If the Employer is not a corporation, a Five-Percent Owner means any Employee who owns more than five percent (5%) of the capital or profits interest in the Employer.

(d)	“Key Employee” means any Employee or former Employee (or, where applicable, such person’s Beneficiary) in the Plan who, at any time during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, is: (i) an Officer having Top-Heavy Earnings from the Employer of greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; (ii) one of the ten (10) Employees having Top-Heavy Earnings from the Employer of more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) both more than a one-half of one percent (1/2%) interest in value and the largest interests in the value of the Employer; (iii) a Five-Percent Owner of the Employer; or (iv) a One-Percent Owner of the Employer having Top-Heavy Earnings from the Employer greater than one hundred fifty thousand dollars ($150,000). For purposes of computing the Top-Heavy Earnings in subsections (d)(i), (d)(ii) and (d)(iv), the aggregation rules of Sections 414(b), (c), (m) and (o) of the Code shall apply.

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Article XII —

Top-Heavy Plan Provisions

(e)	“Non-Key Employee” means an Employee or former Employee (or, where applicable, such person’s Beneficiary) who is not a Key Employee.

(f)	“Officer” means an Employee who is an administrative executive in the regular and continued service of his Employer; any Employee who has the title but not the authority of an officer shall not be considered an Officer for purposes of this Article XII. Similarly, an Employee who does not have the title of an officer but has the authority of an officer shall be considered an Officer. For purposes of this Article XII, the maximum number of Officers that must be taken into consideration shall be determined as follows: (i) three (3), if the number of Employees is less than thirty (30); (ii) ten percent (10%) of the number of Employees, if the number of Employees is between thirty (30) and five hundred (500); or (iii) fifty (50), if the number of Employees is greater than five hundred (500). In determining such limit, the term “Employer” shall be determined in accordance with Sections 414(b), (c), (m) and (o) of the Code and “Employee” shall include Leased Employees and exclude employees described in Section 414(q)(5) of the Code.

(g)	“One-Percent Owner” means, if the Employer is a corporation, any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) more than one percent (1%) of the value of the outstanding stock of, or more than one percent (1%) of the total combined voting power of all the stock of, the Employer. If the Employer is not a corporation, a One-Percent Owner means any Employee who owns more than one percent (1%) of the capital or profits interest in the Employer.

(h)	A “Permissive Aggregation Group” consists of one or more plans of the Employer that are part of a Required Aggregation Group, plus one or more plans that are not part of a Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group. If two (2) or more defined benefit plans are included in the aggregation group, the same actuarial assumptions must be used with respect to all such plans in determining the Present Value of Accrued Benefits.

(i)	“Present Value of Accrued Benefits” shall be determined in accordance with the actuarial assumptions set forth in the defined benefit plan and the assumed benefit commencement date shall be determined taking into account any nonproportional subsidy. The accrued benefit of any Employee shall be determined under the method used for accrual purposes for all plans of the Employer, or if no such method is described, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

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Article XII —

Top-Heavy Plan Provisions

(j)	“Related Rollover Contributions” means rollover contributions received by the Plan that are not initiated by the Employee nor made from another plan maintained by the Employer.

(k)	A “Required Aggregation Group” consists of each plan of the Employer (whether or not terminated) in which a Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and each other plan of the Employer (whether or not terminated) which enables any plan in which a Key Employee participates or participated to meet the requirements of Section 401(a)(4) or 410 of the Code. If two (2) or more defined benefit plans are included in the aggregation group, the same actuarial assumptions must be used with respect to all such plans in determining the Present Value of Accrued Benefits.

(1)	A “Super Top-Heavy Plan” means a Plan in which, for any Plan Year:

(i)	the Top-Heavy Ratio (as defined under subsection (o)) for the Plan exceeds ninety percent (90%) and the Plan is not part of any Required Aggregation Group (as defined under subsection (k)) or Permissive Aggregation Group (as defined under subsection (h)); or

(ii)	the Plan is a part of a Required Aggregation Group (but is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds ninety percent (90%); or

(iii)	the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds ninety percent (90%).

(m)	“Top-Heavy Earnings” means, for any year, compensation as defined under Section 414(q)(4) of the Code, up to a maximum of one hundred sixty thousand dollars ($160,000) for the 1997, 1998 and 1999 Plan Years and one hundred seventy thousand dollars ($170,000) for the 2000 and 2001 Plan Years, adjusted in multiples of ten thousand dollars ($10,000) for increases in the cost-of-living, as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code.

(n)	A “Top-Heavy Plan” means a Plan in which, for any Plan Year:

(i)	the Top-Heavy Ratio (as defined under subsection (o)) for the Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group (as defined under subsection (k)) or Permissive Aggregation Group (as defined under subsection (h)); or

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Article XII —

Top-Heavy Plan Provisions

(ii)	the Plan is a part of a Required Aggregation Group but is not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or

(iii)	the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

(o)	“Top-Heavy Ratio” means:

(i)	if the Employer maintains one or more qualified defined contribution plans and the Employer has not maintained any qualified defined benefit plans which during the five (5) year period ending on the Determination Date have or have had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date, including any part of any Account balance distributed in the five (5) year period ending on the Determination Date but excluding distributions attributable to Related Rollover Contributions, if any, and the denominator of which is the sum of all Account balances under the aggregated qualified defined contribution plan or plans for all Participants as of the Determination Date, including any part of any Account balance distributed in the five (5) year period ending on the Determination Date but excluding distributions attributable to Related Rollover Contributions, if any, determined in accordance with Section 416 of the Code and the regulations thereunder.

(ii)	if the Employer maintains one or more qualified defined contribution plans and the Employer maintains or has maintained one or more qualified defined benefit plans which during the five (5) year period ending on the Determination Date have or have had any accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances under the aggregated qualified defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated qualified defined contribution plan or plans determined in accordance with (i) above, for all Participants and the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a

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Article XII —

Top-Heavy Plan Provisions

qualified defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

(iii)	For purposes of (i) and (ii) above, the value of Account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a qualified defined benefit plan. The Account balances and Present Value of Accrued Benefits of a Participant (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least an Hour of Service with any employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of Account balances and the Present Value of Accrued Benefits will be calculated with reference to the Determination Date that falls within the same calendar year.

(p)	“Valuation Date”, for the purpose of computing the Top-Heavy Ratio (as defined under subsection (o)) under subsections (1) and (n) means the last date of the Plan Year.

For purposes of subsections (h), (j) and (k), the rules of Sections 414(b), (c), (m) and (o) of the Code shall be applied in determining the meaning of the term “Employer”.

12.3	Minimum Contributions

If the Plan becomes a Top-Heavy Plan, then any provision of Article III to the contrary notwithstanding, the following provisions shall apply:

(a)	Subject to subsection (b), the Employer shall contribute on behalf of each Participant who is employed by the Employer on the last day of the Plan Year and who is a Non-Key Employee an amount with respect to each Top-Heavy year which, when added to the amount of Special Contributions and Forfeitures made on behalf of such Participant, shall not be less than the lesser of: (i) three percent (3%) of such Participant’s Section 415 Compensation (as defined under Section 3.13(a)(vii) of the Plan and modified by Section 401(a)(17) of the Code), or (ii) if the Employer has no defined benefit plan which is designated to satisfy Section 416 of the Code, the largest of the total of each Key Employee’s Matching Contributions, Before-Tax Contributions, Special Contributions, and Forfeitures, as a percentage of each such Key Employee’s Top-Heavy Earnings; provided, however, that in no event shall any contributions be made under this Section 12.3

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Article XII —

Top-Heavy Plan Provisions

in an amount which will cause the percentage of contributions made by the Employer on behalf of any Participant who is a Non-Key Employee to exceed the percentage at which contributions are made by the Employer on behalf of the Key Employee for whom the percentage of the total of Matching Contributions, Before-Tax Contributions, Special Contributions and Forfeitures, is highest in such Top-Heavy year. Any such contribution shall be allocated to the Matching Contribution Account of each such Participant and, for purposes of vesting and withdrawals only, shall be deemed to be a Matching Contribution. Any such contribution shall not be deemed to be a Matching Contribution for any other purpose.

(b)	Notwithstanding the foregoing, this Section 12.3 shall not apply to any Participant to the extent that such Participant is covered under any other plan or plans of the Employer (determined in accordance with Sections 414(b), (c), (m) and (o) of the Code) and such other plan provides that the minimum allocation or benefit requirement will be met by such other plan should this Plan become Top-Heavy. If such other plan does not provide for a minimum allocation or benefit requirement, a minimum of five percent (5%) of a Participant’s Section 415 Compensation, as defined in Section 12.3(a) above, shall be provided under this Plan.

(c)	For purposes of this Article XII, the following shall be considered as a contribution made by the Employer:

(i)	Qualified Nonelective Contributions;

(ii)	Matching Contributions made by the Employer on behalf of Key Employees; and

(iii)	Before-Tax Contributions made by the Employer on behalf of Key Employees.

(d)	Subject to the provisions of subsection (b), all Non-Key Employee Participants who are employed by the Employer on the last day of the Plan Year shall receive the defined contribution minimum provided under subsection (a). A Non-Key Employee may not fail to accrue a defined contribution minimum merely because such Employee was excluded from participation or failed to accrue a benefit because (i) his Compensation is less than a stated amount, or (ii) he failed to make Before-Tax Contributions or (iii) he completed less than one thousand (1,000) Hours of Service.

12.4	Impact on Section 415 Maximum Benefits

For any Plan Year in which the Plan is a Super Top-Heavy Plan, Sections 3.13(a)(iv) and (v) shall be read by substituting the number 1.0 for the number 1.25 wherever it appears therein. For any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy

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Article XII —

Top-Heavy Plan Provisions

Plan, the Plan shall be treated as a Super Top-Heavy Plan under this Section 12.4, unless each Non-Key Employee who is entitled to a minimum contribution or benefit receives an additional minimum contribution or benefit. If the Non-Key Employee is entitled to a minimum contribution under Section 12.3(a), the Plan shall not be treated as a Super Top-Heavy Plan under this Section 12.4 if the minimum contribution satisfies Section 12.3(a) when four percent (4%) is substituted for three percent (3%) in Section 12.3(a)(i). If the Non-Key Employee is entitled to a minimum contribution under Section 12.3(b), the Plan shall not be treated as a Super Top-Heavy Plan under this Section 12.4, if the minimum contribution satisfies Section 12.3(b) when seven and one-half percent (7 1/2%) is substituted for five percent (5%).

12.5	Vesting

If the Plan becomes a Top-Heavy Plan, then, notwithstanding Section 4.1(c), the Vested Percentage of a Participant who has at least one (1) Hour of Service with the Employer after the Plan becomes Top-Heavy shall not be less than the following Vested Percentage of his accrued benefit, determined in accordance with the following table:

Year of Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

Notwithstanding the foregoing provision, each Participant with at least three (3) Years of Service with the Employer shall at all times have his vested percentage computed under the greater of the provisions of this Section 12.5 or the provisions of Section 4.1(c).

For those Plan Years in which the Plan ceases to be a Top-Heavy Plan, the vesting schedule shall be determined in accordance with the provisions of Section 4.1(c), except that the vested percentage of a Participant’s accrued benefit before the Plan ceased to be a Top-Heavy Plan shall not be reduced.

709	69	The Savings Bank of Utica

Article XIII —

Miscellaneous Provisions

ARTICLE XIII —

MISCELLANEOUS PROVISIONS

13.1	No Right to Continued Employment

Neither the establishment of the Plan, nor any provisions of the Plan or of the Trust Agreement establishing the Trust Fund nor any action of any Named Fiduciary, Plan Administrator or the Employer, shall be held or construed to confer upon any Employee any right to a continuation of his employment by the Employer. The Employer reserves the right to dismiss any Employee or otherwise deal with any Employee to the same extent and in the same manner that it would if the Plan had not been adopted.

13.2	Merger, Consolidation, or Transfer

The Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Employee, Participant, Beneficiary and other person entitled to benefits under the Plan, would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

13.3	Nonalienation of Benefits

Except, effective August 5, 1997, to the extent of any offset of a Participant’s benefits as a result of any judgment, order, decree or settlement agreement provided in Section 401(a)(13)(C) of the Code, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute, levy or otherwise affect any right to benefits payable hereunder, shall be void. Notwithstanding the foregoing, the Plan shall permit the payment of benefits in accordance with a qualified domestic relations order as defined under Section 414(p) of the Code.

13.4	Missing Payee

Any other provision in the Plan or Trust Agreement to the contrary notwithstanding, if the Trustee is unable to make payment to any Employee, Participant, Beneficiary or other person to whom a payment is due (“Payee”) under the Plan because the identity or whereabouts of such Payee cannot be ascertained after reasonable efforts have been made to identify or locate such person (including mailing a certified notice of the payment due to the last known address of such Payee as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Payee shall be forfeited twenty-four (24) months after the date such payment first became due. However, such payment and any subsequent payments shall be reinstated retroactively, without interest, no later than sixty (60) days after the date on which the Payee is identified and located.

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Article XIII —

Miscellaneous Provisions

13.5	Affiliated Employers

All employees of all Affiliated Employers shall, for purposes of the limitations in Article XII and for measuring Hours of Service and Periods of Service, be treated as employed by a single employer. No employee of an Affiliated Employer shall become a Participant of this Plan unless employed by the Employer or an Affiliated Employer which has adopted the Plan.

13.6	Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of the Employer, the successor organization may, upon satisfying the provisions of the Trust Agreement and the Plan, adopt and continue this Plan. Upon adoption, the successor organization shall be deemed the Employer with all its powers, duties and responsibilities and shall assume all Plan liabilities.

13.7	Return of Employer Contributions

Any other provision of the Plan or Trust Agreement to the contrary notwithstanding, upon the Employer’s request and with the consent of the Trustee, a contribution to the Plan by the Employer which was (a) made by mistake of fact, or (b) conditioned upon initial qualification of the Plan with the Internal Revenue Service, or (c) conditioned upon the deductibility by the Employer of such contributions under Section 404 of the Code, shall be returned to the Employer within one (1) year after: (i) the payment of a contribution made by mistake of fact, or (ii) the denial of such qualification or (iii) the disallowance of the deduction (to the extent disallowed), as the case may be.

Any such return shall not exceed the lesser of (A) the amount of such contributions (or, if applicable, the amount of such contribution with respect to which a deduction is denied or disallowed) or (B) the amount of such contributions net of a proportionate share of losses incurred by the Plan during the period commencing on the Valuation Date as of which such contributions are made and ending on the Valuation Date as of which such contributions are returned. All such refunds shall be limited in amount, circumstances and timing to the provisions of Section 403(c) of ERISA.

13.8	Construction of Language

Wherever appropriate in the Plan, words used in the singular may be read in the plural; words used in the plural may be read in the singular; and words importing the masculine gender shall be deemed equally to refer to the female gender. Any reference to a section number shall refer to a section of this Plan, unless otherwise indicated.

709	71	The Savings Bank of Utica

Article XIII —

Miscellaneous Provisions

13.9	Headings

The headings of articles and sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

13.10	Governing Law

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York, except to the extent that such laws are preempted by the Federal laws of the United States of America.

709	72	The Savings Bank of Utica